UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Horizon Lines, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

HORIZON LINES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Horizon Lines, Inc. will be held at The Charlotte City Club, Interstate Tower, 31st Floor, 121 West Trade Street, Charlotte, North Carolina 28202, on Tuesday, June 5, 2007 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four Class II directors to serve for three-year terms or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 23, 2007;

3.	To amend our certificate of incorporation to increase the maximum number of directors from 11 to 13; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 6, 2007, will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

The Board of Directors unanimously recommends voting FOR the above proposals.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

By Order of the Board of Directors,

/s/    Robert S. Zuckerman

Robert S. Zuckerman,

Secretary

April 23, 2007

Charlotte, North Carolina

The enclosed proxy is being solicited by the Board of Directors, or the Board, of Horizon Lines, Inc., or us, we, our, or the Company, for the 2007 Annual Meeting of Stockholders or any adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Stockholders.”

Copies of this proxy statement and the materials which accompany it were first available to the stockholders on or about April 23, 2007.

Attending the Annual Meeting. The 2007 Annual Meeting will be held at The Charlotte City Club, Interstate Tower, 31st Floor, 121 West Trade Street, Charlotte, North Carolina 28202, on Tuesday, June 5, 2007, at 11:00 a.m., Eastern Daylight Time. Holders of the Company’s common stock, par value $.01 per share, or Common Stock, as of the close of business on April 6, 2007, or the Stockholders, will be entitled to attend the meeting.

HORIZON LINES, INC.

4064 Colony Road

Charlotte, North Carolina 28211

(704) 973-7000

GENERAL INFORMATION

Why did I receive this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board to be voted at the Annual Meeting of our Stockholders to be held on June 5, 2007, and any adjournment thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at The Charlotte City Club, Interstate Tower, 31st Floor, 121 West Trade Street, Charlotte, North Carolina 28202, on Tuesday, June 5, 2007 at 11:00 a.m., Eastern Daylight Time. This proxy statement and accompanying form of proxy are being first sent or given to our Stockholders on or about April 23, 2007. Our annual report for the fiscal year ended December 24, 2006 accompanies this proxy statement.

Who is soliciting my vote?

Our Board is soliciting your vote at the 2007 Annual Meeting of Horizon Lines, Inc.

Who is entitled to vote?

Only our Stockholders of record at the close of business on April 6, 2007, or the Record Date, are entitled to receive notice of the meeting, to attend the meeting and to vote the shares of our Common Stock that they held on that date at the meeting, or any adjournment thereof. Each outstanding share entitles the Stockholder of record thereof to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All Stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each Stockholder may be asked to present valid picture identification, such as a driver’s license or passport.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a Stockholder of record, your name will appear on our Stockholder list.

What will I vote on?

Three items:

•	the election of four Class II directors to our Board.

•	the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 23, 2007.

•	the amendment of our certificate of incorporation to increase the maximum number of directors from 11 to 13.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.

Why are four Class II directors being elected?

Our certificate of incorporation requires the election of Class II directors at the second annual meeting of the Stockholders following the date of effectiveness of our Registration Statement on Form S-1 for our initial public offering of Common Stock, or initial public offering, which was consummated on September 30, 2005.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the shares of our capital stock outstanding on the Record Date and entitled to vote at the meeting will constitute a quorum, permitting business to be conducted at the meeting. 33,683,388 shares of Common Stock were outstanding as of the Record Date. Proxies received but marked as abstentions, broker non-votes and votes withheld for director nominee, the ratification of our independent registered public accounting firm or the amendment of our certificate of incorporation will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How do I submit my vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered Stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” Stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our Secretary, Robert S. Zuckerman, Esq., at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our Board?

Our Board recommends a vote FOR election of the nominated slate of directors, FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 23, 2007 and FOR the amendment of our certificate of incorporation to increase the maximum number of directors from 11 to 13.

What vote is required to approve each item?

•

Election of Directors. A nominee will be elected as a director if he receives a plurality of the votes cast at the meeting. Broker non-votes and marking your proxy card to withhold authority for all or some nominees will not be counted either for or against a director nominee.

•

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority in voting power of our capital stock entitled to vote and present in person or by proxy at the meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 23, 2007. Abstentions and broker non-votes will not be counted either for or against this proposal.

•

Amendment of Certificate of Incorporation. The affirmative vote of the holders of 66 2/3% in voting power of our capital stock entitled to vote generally in the election of directors is required to amend our certificate of incorporation to increase the maximum number of directors from 11 to 13.

Are abstentions and broker non-votes part of the quorum?

Abstentions, broker non-votes and votes withheld for director nominees, the ratification of our independent registered public accounting firm and the amendment of our certificate of incorporation count as “shares present” at the meeting for purposes of determining a quorum.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered Stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	for the director nominees to the Board listed on the proxy card;

•	for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 23, 2007; and

•	for the amendment of our certificate of incorporation to increase the maximum number of directors from 11 to 13.

How will proxies be solicited?

Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our Common Stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

Is there electronic access to the proxy materials and annual report?

Yes. This proxy statement and our annual report are available on our web site, http://www.horizonlines.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of 11 members, who are divided into three classes of directors. Each of Marcel Fournier, Dan A. Colussy, William J. Flynn and Francis Jungers has been designated a Class II director who will hold office until the 2007 annual meeting of our Stockholders and until his successor has been duly elected and qualified. Marcel Fournier informed our Board on January 30, 2007 that he has decided not to stand for re-election to our Board at the 2007 annual meeting of our Stockholders. The Board has nominated Admiral Vern Clark U.S.N. (Ret.) for election to the Board as a Class II director at the 2007 annual meeting of our Stockholders. Each of Thomas M. Hickey, Charles G. Raymond and James W. Down has been designated a Class III director who will hold office until the 2008 annual meeting of our Stockholders and until his successor has been duly elected and qualified. Each of John K. Castle, Ernie L. Danner, James G. Cameron and Norman Y. Mineta has been designated a Class I director who will hold office until the 2009 annual meeting of our Stockholders and until his successor has been duly elected and qualified.

If you do not wish your shares of Common Stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees becomes unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

Our Board unanimously recommends a vote FOR each of the following nominees:

•	Admiral Vern Clark U.S.N. (Ret.)
•	Dan A. Colussy
•	William J. Flynn
•	Francis Jungers

The names and biographical information about these nominees can be found under “Identification of Executive Officers and Directors” elsewhere in this proxy statement.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 23, 2007. Ernst & Young LLP has served as our independent registered public accounting firm since being retained to perform the audit for our fiscal year ended December 24, 2000. While Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board is submitting the selection of Ernst & Young LLP to our Stockholders for ratification. If our Stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and the best interests of our Stockholders.

Ernst & Young LLP has advised us that the firm is independent with respect to us and our subsidiaries. We expect that representatives of Ernst & Young LLP will be present at the meeting to make any statement they may desire and to respond to appropriate questions from our Stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following fees were paid to Ernst & Young LLP for services rendered during the periods specified below:

•

Audit Fees: $2,147,914 for the year ended December 24, 2006 and $2,473,294 for the year ended December 25, 2005. $404,555 of the audit fees for the fiscal year ended December 24, 2006 relate to the Company’s secondary offerings of common stock. $1,415,000 of the audit fees for the fiscal year ended December 25, 2005 relate to the Company’s initial public offering and the Company’s subsidiaries’ exchange offers relating to the 9% senior notes due 2012 and the 11% senior discount notes due 2013, or 11% senior discount notes.

•

Audit-Related Fees: $37,000 for the year ended December 24, 2006 and $59,586 for the year ended December 25, 2005 for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements, other than the fees reported above.

•	Tax Fees: $8,101 for the year ended December 24, 2006 and $37,513 for the year ended December 25, 2005 for professional services rendered for tax compliance, tax advice and tax planning.

•	All Other Fees: $0 for the year ended December 24, 2006 and $0 for the year ended December 25, 2005.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that such committee is responsible for the pre-approval of all audit services and non-audit services to be performed for us by our independent registered public accounting firm. To the extent required by applicable law, the fees paid to the independent registered public accounting firm described above for the fiscal year ended December 24, 2006 were pre-approved by the Audit Committee. The Audit Committee is responsible for maintaining hiring policies for employees and former employees of the independent registered public accounting firm. There have been no hirings from any independent auditors engaged on our account for the last three years.

PROPOSAL 3: INCREASE THE MAXIMUM NUMBER OF DIRECTORS FROM 11 TO 13

Our certificate of incorporation currently provides that the Board shall consist of not less than 3 or more than 11 directors, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the Board, subject to certain exceptions. The Board believes it is desirable to increase the maximum number of directors to allow for appointments of additional directors who possess skills and abilities that would be helpful to the Company and the Board in overseeing the business of the Company. If the Stockholders approve the amendment, and increase the maximum number of directors from 11 to 13, a majority of the directors then in office would have the power under our certificate of incorporation to elect individuals to fill the additional seats on the Board, prior to the next annual meeting of our stockholders. If the Stockholders approve the proposed amendment, the amendment will become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which would be filed shortly after the annual meeting of our Stockholders. The proposed amendment would amend Article VI.1. of our Certificate of Incorporation. A form of the proposed amendment is attached to this proxy statement as Appendix B. The affirmative vote of the holders of 66 2/3% in voting power of our capital stock entitled to vote generally in the election of directors is required to approve this amendment.

CORPORATE GOVERNANCE MATTERS AND

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board met six times during the fiscal year ended December 24, 2006. Each incumbent director attended at least 75% of the total of all Board and committee meetings he was entitled to attend during the fiscal year ended December 24, 2006.

Our Board reviews annually the independence of each director with the assistance of legal counsel. During these reviews, our Board considers transactions and relationships between each director (and his immediate family and affiliates) and the Company to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. Our Board has determined that no transactions or relationships exist that would disqualify Messrs. Cameron, Colussy, Danner, Flynn, Jungers or Mineta under the rules of The New York Stock Exchange. Based upon that finding, our Board has determined that Messrs. Cameron, Colussy, Danner, Flynn, Jungers and Mineta satisfy the independence requirements of The New York Stock Exchange. Our Board also determined that Messrs. Castle, Fournier, Hickey, Down and Raymond do not satisfy the independence requirements of The New York Stock Exchange.

Our business and affairs are managed by our Board. To assist it in carrying out its responsibilities, our Board has established the four standing committees described below, under “Committees of the Board of Directors.” The charter for each of these committees, as in effect from time to time, may be found on our web site, http://www.horizonlines.com. The charter for each of these committees is also available in print to any stockholder upon written request directed to our Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Each of these committees has the right to retain its own legal counsel and other advisors.

In order for us to be permitted under the Jones Act to provide our shipping and logistics services in markets in which the marine trade is subject to such statute, our bylaws provide that not more than a minority of the members of our Board necessary to constitute a quorum of the Board may be non-U.S. citizens. In addition, a majority of the members of our Board are required to be U.S. citizens.

Committees of the Board of Directors

Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The composition of the Board committees complies with the applicable rules of The New York Stock Exchange and the provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, including all applicable independence requirements.

In addition, in order for us to be permitted under the Jones Act to provide our shipping and logistics services in markets in which the marine trade is subject to such statute, our bylaws provide that not more than a minority of the members of any such committee necessary to constitute a quorum of such committee may be non-U.S. citizens. In addition, a majority of the members of each committee of our Board are required to be U.S. citizens.

Audit Committee

Our Audit Committee operates pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act and the related rules of the Securities and Exchange Commission, or SEC, as well as the listing standards of The New York Stock Exchange. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

Under its charter, the Audit Committee assists our Board in fulfilling its responsibility to oversee (i) the conduct by our management of our financial reporting process, (ii) the integrity of the financial statements and other financial information provided by us to the SEC and the public, (iii) our system of internal accounting and financial controls, including the internal audit function, (iv) our compliance with applicable legal and regulatory requirements, (v) the independent auditors’ qualifications, performance, and independence, and (vi) the annual independent audit of our financial statements. In addition, the Audit Committee is directly and solely responsible (subject to any required stockholder ratifications) for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. Also, the Audit Committee is responsible for preparing the report required by the SEC to be included in this proxy statement.

The Audit Committee met seven times during the fiscal year ended December 24, 2006. Mr. Danner is the chairman of our Audit Committee, and the other members of our Audit Committee are Messrs. Cameron, Flynn and Jungers. Our Board has determined that Messrs. Danner, Cameron, Flynn and Jungers are each “independent,” as such term is defined under the rules of the SEC and the listing standards of The New York Stock Exchange. None of the members of our audit committee are relying on an exemption provided by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board has determined that Mr. Danner is an “Audit Committee financial expert” under the requirements of the SEC and The New York Stock Exchange.

Compensation Committee

The Compensation Committee was established by the Board to oversee the Company’s executive compensation plans and programs. The Compensation Committee is comprised of four non-employee Directors. Each member of the Compensation Committee has been determined by the Board to be independent under the rules of The New York Stock Exchange. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.horizonlines.com. The charter is also available in print to any stockholder by making a written request to Robert S. Zuckerman, Secretary, 4064 Colony Road, Suite 200, Charlotte, NC 28211.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include the following:

•

to review at least annually the goals and objectives of the Company’s executive compensation plans in relation to the compensation of the Company’s executive officers and to amend those goals and objectives as it deems appropriate (or recommend such actions to the Board);

•

to evaluate annually the performance of each of the Company’s executive officers in light of the goals and objectives of the Company’s compensation plans, and, based on those evaluations, to determine and approve (or recommend to the Board for its approval) the total compensation level of each executive officer;

•

to review at least annually the Company’s executive compensation plans in light of the Company’s compensation goals and objectives, and to adopt new or amend existing executive compensation plans (or to recommend such actions to the Board);

•

to identify, in consultation with the management of the Company, those employees subject to Section 162(m) of the Internal Revenue Code of 1986 and/or Section 16(b) of the Securities Exchange Act (which are referred to as the “Section 162(m) Executives”) and, subject to the provisions of any employment contracts, set performance targets for eligibility for bonuses (if any), and approve bonus awards for such Section 162(m) Executives (including any equity-based bonus awards); and

•	to perform other functions or duties deemed appropriate by the Board or otherwise assigned to the Compensation Committee under the terms of a Company executive compensation plan.

In accordance with these responsibilities, the Compensation Committee makes decisions regarding the compensation for the Company’s Named Executive Officers (which consist of the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated officers of the Company, as listed in the Summary Compensation Table on page 27) and for the other Section 162(m) Executives. Decisions regarding non-equity compensation of the Company’s other executives are made by the Company’s Chief Executive Officer, Chief Financial Officer, and Executive Vice President.

The Compensation Committee has engaged Mercer Human Resource Consulting (“Mercer”), an independent compensation consulting firm, to review the Company’s total compensation program for executive officers and to provide advice and counsel to the Compensation Committee on setting executive compensation. The Compensation Committee believes that it is important to obtain and consider executive compensation market data, particularly with regard to a relevant peer group of companies. The Company further believes that an independent compensation consulting firm can best provide and objectively analyze such data. Mercer reports directly to the Chairman of the Compensation Committee and the Compensation Committee approves the scope of Mercer’s work and fees. Mercer participates in meetings with the Compensation Committee at its request, including executive sessions during which management is not present. The Compensation Committee monitors any projects which Mercer performs for Company management to assure that the nature and scope of that work will not affect’s Mercer’s role as an independent consultant to the Compensation Committee.

Prior to engaging Mercer, the Compensation Committee primarily relied on compensation data obtained by Castle Harlan, Inc. (“Castle Harlan”), a private equity firm that managed several affiliated investment funds that collectively were the majority stockholder of the Company for a portion of 2006, in making executive compensation decisions. This information included a peer group benchmarking analysis performed by Deloitte Consulting LLP, as engaged by Castle Harlan. The Compensation Committee considered the benchmarking analysis in setting executive compensation in 2006. The Compensation Committee plans to use Mercer as its compensation consultant in future years.

The Compensation Committee meets several times each year (six times in 2006). The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Secretary and Vice President of Human Resources. Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Vice President of Human Resources of Horizon Lines, LLC (the “Vice President of Human Resources”), and the Secretary. A segment of each meeting is also held in executive session. The Compensation Committee’s Chairman reports the Compensation Committee’s recommendations and/or decisions on executive compensation to the Board. The Compensation Committee generally makes recommendations to and seeks approval from the Board concerning compensation for the Chief Executive Officer and any equity incentive awards. The Vice President of Human Resources supports the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding executive compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, attorneys, and agents as necessary to help it fulfill its responsibilities. As noted above, the Compensation Committee monitors the work that outside consultants perform for the Company and the fees paid for such work to ensure that those consultants maintain objectivity and independence when rendering advice to the Compensation Committee. Additional information concerning the processes used by the Compensation Committee in setting executive compensation and the role of management in those processes is contained in the Compensation Discussion and Analysis beginning on page 18.

In addition to these functions, the Compensation Committee has responsibility to review and approve, or recommend to the Board for its approval, the appropriate level of compensation for Directors. The Compensation Committee has engaged Mercer to provide advice regarding director compensation. The compensation paid to non-management directors in 2006 is described on page 36.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee operates pursuant to a written charter that complies with the listing standards of The New York Stock Exchange. Under its charter, the Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors, identifying and approving individuals qualified to serve as members of our Board, selecting director nominees for our annual meetings of Stockholders, evaluating the performance of our Board, reviewing and recommending to our Board, any appropriate changes to the committees of the Board and developing and recommending to our Board, corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.

Mr. Colussy is the chairman of our Nominating and Corporate Governance Committee, and the other members of our Nominating and Corporate Governance Committee are Messrs. Jungers and Mineta. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 24, 2006.

The Nominating and Corporate Governance Committee has a policy with regard to the consideration of any director candidates recommended by stockholders. Suggestions for candidates to our Board may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Robert S. Zuckerman, Secretary, at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Nominations must be submitted in a manner consistent with our bylaws. We will furnish a copy of the bylaws to any person, without charge, upon written request directed to our Secretary at our principal executive offices. Each candidate suggestion made by a Stockholder must include the following:

•

the candidate’s name, contact information, detailed biographical information, qualifications and an explanation of the reasons why the Stockholder believes that this candidate is qualified for service on our Board;

•

all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

•	a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director, if elected; and

•	a description of any arrangements or undertakings between the Stockholder and the candidate regarding the nomination.

Our Nominating and Corporate Governance Committee will evaluate all Stockholder-recommended candidates on the same basis as any other candidate. Among other things, the Nominating and Corporate Governance Committee will consider the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees. See “Submission of Stockholder Proposals” for information with respect to nominations of director candidates by Stockholders for the 2008 Annual Meeting of Stockholders.

Executive Committee

The Executive Committee operates pursuant to a written charter. Under its charter, the Executive Committee, on behalf of our Board, exercises the full powers and prerogatives of our Board, except as otherwise required by applicable law and subject to the applicable provisions of our certificate of incorporation and bylaws.

Mr. Castle is the chairman of our Executive Committee, and the other members of our Executive Committee are Messrs. Raymond, Hickey, Down and Mineta. The Executive Committee did not hold any meetings during the fiscal year ended December 24, 2006.

Executive Sessions

The non-management directors meet regularly without management present in conjunction with our Board meetings. After the executive session, a designated director updates the chief executive officer on the key items discussed. The chairman of the Company’s Nominating and Corporate Governance Committee presides at such regularly scheduled executive sessions of the non-management directors.

Certifications

The Company filed the certifications required by Section 302 of the Sarbanes-Oxley Act as Exhibits 31.1 and 31.2 to its Annual Report on Form 10-K for the fiscal year ended December 24, 2006, which was filed with the SEC on March 2, 2007. The Company filed the certification required by Section 303A.12 of The New York Stock Exchange Listed Company Manual for 2006 with The New York Stock Exchange on September 26, 2006.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our executive officers and the members of our Board, including nominees for director, as of April 23, 2007:

Name	Age	Position
Charles G. Raymond	63	President and Chief Executive Officer, Chairman of the Board of Directors
John W. Handy	62	Executive Vice President
John V. Keenan	49	Senior Vice President and Chief Transportation Officer
M. Mark Urbania	43	Senior Vice President—Finance and Administration, Chief Financial Officer and Assistant Secretary
Brian W. Taylor	48	Senior Vice President, Sales and Marketing, of Horizon Lines, LLC
Kenneth L. Privratsky	60	Vice President and General Manager, Alaska, of Horizon Lines, LLC
Mar F. Labrador	47	Vice President and General Manager, Hawaii/Guam, of Horizon Lines, LLC
Gabriel M. Serra	47	Vice President and General Manager, Puerto Rico, of Horizon Lines, LLC
Robert S. Zuckerman	62	Vice President, General Counsel, and Secretary
Michael T. Avara	48	Treasurer and Vice President; Treasurer and Investor Relations, of Horizon Lines, LLC
John K. Castle	66	Director
Marcel Fournier	52	Director
Dan A. Colussy	75	Director
Francis Jungers	80	Director
James G. Cameron	61	Director
Ernie L. Danner	52	Director
William J. Flynn	53	Director
James W. Down	54	Director
Admiral Vern Clark U.S.N. (Ret.)	62	Nominee
Norman Y. Mineta	75	Director
Thomas M. Hickey	34	Director

Executive Officers

Charles G. Raymond. See “Identification Of Executive Officers And Directors—Class III Incumbent Directors—Terms Expiring in 2008” for the biography of Mr. Raymond.

John W. Handy has served as Executive Vice President of the Company since February 2006. Mr. Handy’s major responsibilities include the continued enhancement of trade lane profitability and system service integrity, the leadership of strategic business development and the further development of the Company’s management team as the next generation of leadership. He is a board member of Horizon Services Group, a wholly owned subsidiary of the Company. Mr. Handy served in the United States Air Force for 39 years in a wide variety of leadership positions focused primarily on Logistics. He retired as a four-star general and most recently served as Commander of the United States Transportation Command (USTRANSCOM), which is the single manager for all air, land and sea transportation for the U.S. Department of Defense. Mr. Handy is a graduate of Methodist University (1966), earned his Master’s degree in Systems Management from the University of Southern California (1979), and attended the John F. Kennedy School of Government at Harvard University (1993).

John V. Keenan has served as Senior Vice President and Chief Transportation Office of the Company since February 2006. Prior to assuming his present position, he served as Senior Vice President and Chief Operating Officer of the Company and Horizon Lines Holding Corp., or Horizon Lines Holding, from July 2004 through January 2006, of Horizon Lines from June 2003 through January 2006 and of H-Lines Finance Holding Corp., or H-Lines Finance, from December 2004 through January 2006. He is responsible for the integrity of Horizon Lines’ operational network and oversees vessel operations, terminal operations, inland operations and equipment utilization. Mr. Keenan joined Sea-Land in 1983 where he held numerous leadership positions. He served as Vice President, Sales and Marketing for Horizon Lines from December 2000 to July 2003. A 27-year veteran of the transportation industry, he began his career in 1979 with the Marine Engineers Benevolent Association, sailing in the capacity of vessel engineer. He holds a B.E. in Marine Engineering from the State University of New York at Fort Schuyler and an M.B.A. from the University of Tennessee.

M. Mark Urbania has served as Senior Vice President—Finance and Administration, Chief Financial Officer and Assistant Secretary of the Company and Horizon Lines Holding since July 2004 and of H-Lines Finance since December 2004, Senior Vice President, Finance and Administration of Horizon Lines since September 2004 and Vice President and Chief Financial Officer of Horizon Lines from November 2003 until September 2004. He is responsible for accounting, finance, treasury management, human resources, law and procurement for Horizon Lines and its business units. Mr. Urbania joined Horizon Lines in November 2003 from Piedmont / Hawthorne Holdings, Inc., a $300 million general aviation holding company, where he held the position of Senior Vice President, Treasurer and CFO from July 2000 to November 2003. Previously, he was CFO at I360, a high-tech start-up, from 1999 to 2000, and before that he was an executive at TK Holdings, a privately held manufacturer of automotive safety systems. Mr. Urbania has an accounting degree from Walsh University in Canton, Ohio. He began his career in public accounting with Peat Marwick Main & Company.

Brian W. Taylor has served as Senior Vice President, Sales and Marketing, of Horizon Lines, since February 2006. He served as Vice President and General Manager, Hawaii and Guam, of Horizon Lines from June 2000 through January 2006. Prior to this appointment, Mr. Taylor was Vice President and General Manager for the Puerto Rico market from July 1998 to June 2000. Previously, Mr. Taylor held various management positions in sales and marketing both in North America and Asia, including General Manager, of Buyers Consolidated Ltd., Hong Kong, an affiliate of Sea-Land. He joined Sea-Land in 1984 as a sales representative in Montreal, Canada. Mr. Taylor received his Bachelor of Commerce and M.B.A. in Business and Financial Management from Concordia University.

Kenneth L. Privratsky has served as Vice President and General Manager, Alaska, of Horizon Lines since December 2002 and is responsible for operational, sales and strategic activities of the Alaskan market. He joined Horizon Lines following a 33-year career in the U.S. Army and retirement as a Major General. From July 1999 to October 2002, he was the Commanding General of the Military Traffic Management Command, Alexandria, Virginia. Mr. Privratsky received an M.B.A. from Adelphi University and an M.A. in English from Purdue University.

Mar F. Labrador is Vice President and General Manager, Hawaii/Guam, of Horizon Lines, and is responsible for operational, sales and strategic activities of the Hawaiian and Guam markets. Prior to this appointment, Mr. Labrador was General Manager, Guam, for Horizon Lines. Mr. Labrador joined Sea-Land in 1994 as a management trainee. Prior to his career with Sea-Land, he was a U.S. Naval Officer serving onboard fast-attack nuclear submarines in the Pacific theater. Mr. Labrador has a Bachelor of Science in Naval Architecture from the U.S. Naval Academy and a Masters in Business Administration from the University of Washington. Mr. Labrador serves on the board of Carole Kai Charities, an organization that supports numerous charities on Hawaii.

Gabriel M. Serra has served as Vice President and General Manager, Puerto Rico, of Horizon Lines since June 2000. He is responsible for the operational, sales and strategic activities of the Puerto Rico market. Prior to assuming his present position, Mr. Serra had been developing Horizon Lines’ agency operations in Puerto Rico as Director, Business Development from January 2000 to June 2000. From 1995 until December 1999, he was General Manager, East Coast South America at Sea-Land. A 26-year veteran of the transportation industry, Mr. Serra joined Sea-Land as Pricing Manager for the Caribbean in 1990. During his tenure with Sea-Land, he has held numerous management positions in Central and South America, including General Manager, Honduras and Nicaragua and Costa Rica/Panama. Mr. Serra began his career in transportation with Concorde Shipping in New Orleans, rising to the position of Vice President of Marketing and Pricing. Prior to being employed by Sea-Land, he was Vice President of Pricing and Traffic for Sea-Barge, Inc.

Robert S. Zuckerman has served as Vice President, General Counsel and Secretary of the Company and Horizon Lines Holding since July 2004 and of H-Lines Finance since December 2004, Secretary of Horizon Lines since January 2000, and Vice President and General Counsel of Horizon Lines since August 2000. Prior to serving in his current positions, Mr. Zuckerman was Deputy General Counsel and Secretary of Sea-Land Service from 1990 to 2000. He has been with Horizon Lines and its predecessors for 29 years. Prior to his employment with Horizon Lines, Mr. Zuckerman served as Assistant Chief with the U.S. Department of Justice, Antitrust Division, where he worked on the President’s Deregulation Task Force. Mr. Zuckerman is a former Chairman of the Transportation and Industry Regulation Committees of the Antitrust Section of the American Bar Association. Mr. Zuckerman is a graduate of Brandeis University and received his law degree from Brooklyn Law School.

Michael T. Avara has served as Treasurer of the Company, Horizon Lines Holding and H-Lines Finance since August 2005, as Vice President, Investor Relations, of Horizon Lines since March 2005 and as Treasurer of Horizon Lines since March 2004. He is responsible for the treasury, risk management and investor relations functions for Horizon Lines and its business units. Prior to joining Horizon Lines in March 2004, Mr. Avara spent 20 years in various accounting and finance functions at CSX Corporation and its subsidiaries, where he most recently served as Assistant Vice President, Corporate Finance, including seven years with CSX Lines, LLC and Sea-Land Service Inc., the predecessors of Horizon Lines, where he held the position of Controller. Mr. Avara began his career in public accounting with Coopers & Lybrand and is a certified public accountant, maintaining a license in the State of Maryland. Mr. Avara received both an M.B.A. in Finance and a B.A. in Accounting from Loyola College in Baltimore, Maryland.

Class II Incumbent Director Nominees—Terms Expiring in 2007

Dan A. Colussy has served as a director of the Company, Horizon Lines Holding and H-Lines Finance since April 2005. Mr. Colussy is the Chairman of Iridium Holdings LLC, the parent of Iridium Satellite LLC, and, since the inception of Iridium Satellite in December 2000, has served in senior management positions with these entities. From 1989 to 1999, he served as Chairman of CareFirst, Inc. From 1985 to 1997, Mr. Colussy served as Chairman, President and Chief Executive Officer of UNC Inc. From 1981 to 1984, he served as Chairman, President and Chief Executive Officer of Canadian Pacific Airlines. From 1970 to 1980, Mr. Colussy served in numerous senior management positions at Pan American World Airways, including President and Chief Operating Officer from 1977 through 1980. Mr. Colussy holds a B.S. in Engineering from the U.S. Coast Guard Academy and an M.B.A. from Harvard University.

William J. Flynn has served as a director of the Company since November 2006. Mr. Flynn has served as President and CEO and as a director of Atlas Air Worldwide Holdings, a publicly traded provider of air industry operations serving global freight transportation needs through its two subsidiary certificated airlines, Atlas Air, Inc. and Polar Air Cargo, since June 2006. Mr. Flynn served as President and CEO of GeoLogistics Corp. from August 2002 to June 2006 and as Senior Vice President of CSX Corporation from April 2000 to July 2002. He currently serves as a director of Allied Waste Industries, Inc. Mr. Flynn has spent nearly 30 years in the transportation industry and has also held senior executive positions with PWC Logistics and Sea-Land Service, Inc. He holds a B.A. degree in Latin American Studies from the University of Rhode Island and a Master’s degree from the University of Arizona.

Francis Jungers has served as a director of the Company, Horizon Lines Holding and H-Lines Finance since April 2005. Mr. Jungers has been an independent investor and consultant for the past several years. He also serves as a director of Esco Corporation, a private metals company. He also is a former Chairman of the Board and Chief Executive Officer of Arabian American Oil Company, a petroleum producer. During his career, Mr. Jungers has served as a director of AES Corporation, Georgia Pacific Corporation, Thermo Electron Corporation, Thermo Eckotek Corporation, and Thermo Instrument Systems, Inc., and an advisory director of Donaldson, Lufkin and Jenrette Securities Corporation and Hyster Corporation.

Class II Director Nominee

Vern Clark U.S.N. (Ret.) has been nominated to serve as Class II director of the Company. Admiral Clark retired from the Navy in September 2005 following 37 years of distinguished military service. Admiral Clark’s Navy experience includes having served over half his career in command starting with a Patrol Gunboat as Lieutenant and concluding in the halls of the Pentagon as the Chief of Naval Operations (CNO) and a member of the Joint Chiefs of Staff. In between he commanded ships, two destroyer squadrons, the Atlantic Fleet’s Anti-Submarine Warfare Training Center, a carrier battle group, the Second Fleet, NATO’s Striking Fleet, and the Atlantic Fleet. Admiral Clark is a member of the Board of Directors of Raytheon Company and Rolls Royce North America. He was named visiting professor in the schools of Government and Leadership at Regent University and has also been elected to the Board of Trustees. He currently serves on the Defense Policy Board, the advisory boards with @ Monster.com and Whitney, Bradley & Brown, Inc., is a Senior Executive Advisor for Booz Allen Hamilton, and serves on the Executive Committee of Military Ministry. Admiral Clark earned his undergraduate degree from Evangel College in Springfield, Missouri, and an MBA from the University of Arkansas. He has since received an Honorary Doctorate in Public Service from the University of Toledo, an Honorary Doctorate of Science from Old Dominion University, and an Honorary Doctorate Degree in Humane Letters from Northwest University.

Class II Director—Term Expiring in 2007—Not Standing For Re-election

Marcel Fournier has served as a director of the Company and Horizon Lines Holding since July 2004, and a director of H-Lines Finance since December 2004. Mr. Fournier is a Senior Managing Director of Castle Harlan. He is also a board member of CHAAS Holdings LLC (the parent of Advanced Accessory Holdings Corporation, which is a parent of CHAAS Acquisitions LLC), APEI Holdings Corporation (the parent of APEI Acquisition Corp., which is the parent of Associated Packaging Enterprises, Inc.) and Gravograph Industrie International. Prior to joining Castle Harlan in 1995, Mr. Fournier held various positions, including Managing Director, at the investment banking group of Lepercq, de Neuflize & Co., Inc. from 1981 to 1995. From 1979 to 1981, Mr. Fournier was Assistant Director of the United States office of the agency of the French Prime Minister. Mr. Fournier graduated as a Civil Engineer from the Ecole Speciale des Travaux Publics in Paris, France. He received his M.B.A. from the University of Chicago, and his Master of Economics from the Universite de la Sorbonne in Paris.

Class III Incumbent Directors—Terms Expiring in 2008

Charles G. Raymond has served as President and Chief Executive Officer and as a director of the Company and Horizon Lines Holding, since July 2004 and of H-Lines Finance since December 2004, and as a director of Horizon Lines, LLC, or Horizon Lines, since November 1999 and President and Chief Executive Officer of Horizon Lines since December 1999. Mr. Raymond became Chairman of our Board in October 2006. Mr. Raymond has held various senior management positions during his 40-year transportation career, including Group Vice President—Operations and Senior Vice President and Chief Transportation Officer of Sea-Land Service, Inc. from 1994 through 1999. He was an Executive Officer of CSX Corporation from 1994 to 2003. From 1999 until 2003, he was President and Chief Executive Officer of Sea-Land Service Domestic Shipping and CSX Lines, LLC. He currently serves as a member of the National Maritime Security Advisory Council. From May 2000 to May 2003, he served as Chairman of the Marine Transportation National Advisory Council (MTSNAC), which was established by the U.S. Secretary of Transportation. He is a graduate of the United States Merchant Marine Academy (1965) and the Harvard Business School Advanced Management program (1993).

Thomas M. Hickey has served as a director of the Company, Horizon Lines Holding and H-Lines Finance since April 2005. Mr. Hickey is a Managing Director of Castle Harlan. He is also a board member of BKH Acquisition Corp. (the parent of Caribbean Restaurants, LLC) and BTAC Acquisition, LLC (an indirect parent of Baker & Taylor, Inc.). Prior to joining Castle Harlan in 2003, Mr. Hickey was an associate in the Mergers and Acquisitions Group of Credit Suisse First Boston from 2000 through 2002. Previously, he worked in the Investment Banking Division of Robinson-Humphrey in Atlanta. Mr. Hickey received his bachelor’s degree with distinction from the University of Virginia, where he was an Echols Scholar, and holds an M.B.A. from the Harvard Business School.

James W. Down has served a director of the Company since November 2006. Mr. Down is the former Vice Chairman of Mercer Management Consulting where he spent over 20 years. He also held several management positions with Consolidated Rail Corporation (Conrail) and Air Products and Chemicals, Inc. Mr. Down currently serves on the board of directors of GeoLogistics, Oxfam Americas, CDC (Centers for Disease Control) Foundation, and Outward Bound Professional and he is also a current member of the Dean’s Advisory Council of Columbia University School of Engineering & Applied Science. He holds a B.S. degree in Engineering from Columbia University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Class I Incumbent Directors—Term Expiring in 2009

John K. Castle has served as a director of the Company and Horizon Lines Holding since July 2004, and a director of H-Lines Finance since December 2004. Mr. Castle is Chairman and Chief Executive Officer of Castle Harlan. Prior to forming Castle Harlan in 1987, Mr. Castle was President and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc., one of the nation’s leading investment banking firms. At that time, he also served as a director of the Equitable Life Assurance Society of the U.S. Mr. Castle is a board member of CHAAS Holdings LLC (the parent of Advanced Accessory Holdings Corporation), CHATT Holdings LLC (an indirect parent of ATT Holding Co., which is the parent of Ames True Temper, Inc.), RGCH Holdings LLC (an indirect parent of RathGibson, Inc.), P&MC’s Holding LLC (an indirect parent of Perkins & Marie Callender’s Inc.) and Morton’s Restaurant Group, Inc. Mr. Castle has also been elected to serve as a life member of the Massachusetts Institute of Technology. He has served for twenty-two years as a trustee of New York Medical College, including eleven of those years as Chairman of the Board. He is a member of the Board of the Whitehead Institute for Biomedical Research, and was Founding Chairman of the Whitehead Board of Associates. He is also a member of The New York Presbyterian Hospital Board of Trustees. Mr. Castle received his bachelors degree from the Massachusetts Institute of Technology, his M.B.A. as a Baker Scholar with High Distinction from Harvard, and two Honorary Doctorate degrees of Humane Letters.

Ernie L. Danner has served as a director of the Company and Horizon Lines Holding since November 2004 and a director of H-Lines Finance since December 2004. He has served as a director and Executive Vice President of Universal Compression Holdings, Inc. since its formation in February 1998. During his tenure at Universal, he has served as its Chief Financial Officer, President, International Division and currently serves as Chief Operating Officer of Universal Compression, Inc. From May 1997 until 1998, Mr. Danner served as Vice President, Chief Financial Officer and Treasurer of INDSPEC Chemical Company and he also served as a director. Mr. Danner also serves on the Board Copano Energy, LLC, a natural gas gathering and treating company. He holds a B.A. degree in Managerial Studies and a Masters of Accounting from Rice University.

James G. Cameron has served as a director of the Company and Horizon Lines Holding since July 2004 and a director of H-Lines Finance since December 2004. Mr. Cameron is President of Omega Management, LLC, a management consulting firm specializing in the petrochemical services industry. Mr. Cameron previously served as a director of Statia Terminals Group N.V., from February 1997, until the liquidation of such corporation in February 2002. Mr. Cameron joined a predecessor of Statia Terminals Group in 1981, and held various positions with predecessors and subsidiaries of Statia Terminals Group, including President and Chairman of the Board of Statia Terminals, Inc., the principal management and administrative subsidiary of Statia Terminals Group, from 1993 until June 2002. He has been a director of Statia Terminals Cayman, Inc. since April 1999, and has been a director of Petroterminal de Panama, S.A. since April 2003. His prior experience in the petroleum industry dates back to 1969 when he joined Cities Service Company as a marine engineer. Mr. Cameron subsequently joined Pakhoed USA, Inc., where he served in a variety of management positions. Mr. Cameron is a 1969 graduate of the United States Merchant Marine Academy. Statia Terminals is a former portfolio company of Castle Harlan.

Norman Y. Mineta has served as a director of the Company since December 2006. Mr. Mineta is currently Vice Chairman of Hill & Knowlton, one of the world’s premier communications consultancies. His distinguished career includes 20 years in the U.S. House of Representatives representing the heart of California’s Silicon Valley, the chair of the National Civil Aviation Review Commission and cabinet service under the last two United States presidents. In December 2006, Mr. Mineta was awarded the Presidential Medal of Freedom. Mr. Mineta joined the administration of President George W. Bush in January 2001 and was the longest serving Secretary of Transportation in the history of that cabinet post. He also served as U.S. Secretary of Commerce under President Bill Clinton. Prior to joining the Clinton Administration, he was vice president of Lockheed Martin.

COMMUNICATIONS WITH STOCKHOLDERS

Stockholders and interested parties who wish to send communications to our Board or any individual director, including independent directors and non-management directors, may do so by writing to the Board, c/o Robert S. Zuckerman, Esq., at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Depending on the subject matter, our Secretary will, as appropriate:

•	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board generally, to each member of the Executive Committee;

•	attempt to handle the inquiry directly where it is a request for information about us; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.

Stockholder communications that are complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be sent to the Chairman of the Audit Committee, Ernie L. Danner. All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 23, 2007, certain information with respect to our Common Stock owned beneficially by (1) each director or director nominee, (2) each of our named executive officers, (3) all executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock. To our knowledge, each of the holders of shares of Common Stock listed below has sole voting and investment power as to the shares owned by such holder, unless otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock	Percentage of Total Common Stock (%)
John K. Castle(1)	73,999	*
Marcel Fournier(1)	0	0
Dan A. Colussy(2)	10,023	*
Francis Jungers(2)	50,023	*
James G. Cameron(2)	52,025	*
William J. Flynn(2)	0	0
James Down(2)(3)	56,378	*
Norman Y. Mineta(2)	0	0
Ernie L. Danner(2)	52,025	*
Thomas M. Hickey(1)	0	0
Charles G. Raymond(4)(5)	1,001,477	3.0
John V. Keenan(4)(6)	531,221	1.6
M. Mark Urbania(4)(7)	444,752	1.3
Brian W. Taylor(4)(8)	286,535	*
John W. Handy(4)(9)	70,221	*
All directors and executive officers as a group (including those listed above)(4)(10)	3,117,413	9.3
Trafelet & Company, LLC(11)(12)(13)	2,611,100	7.8
Steinberg Asset Management, LLC(11)(14)(15)	2,094,470	6.2

*	Denotes beneficial ownership of less than 1% of our Common Stock.
(1)	The address for such beneficial owner is c/o Castle Harlan, Inc., 150 East 58th Street, New York, New York 10155. Beneficial ownership is determined in accordance with the rules of the SEC.
(2)

The address for such beneficial owner is c/o Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Beneficial ownership is determined in accordance with the rules of the SEC.

(3)	Consists of shares held by an irrevocable trust for the benefit of Mr. Down’s spouse. Mr. Down is a trustee of such trust.
(4)	Excludes certain nonqualified stock options granted to such beneficial owner that are not deemed to be beneficially owned by such holder in accordance with the rules of the SEC.
(5)	Includes 1,528 shares issued to Mr. Raymond under an employee stock purchase plan.
(6)	Includes 13,125 nonqualified stock options granted to Mr. Keenan.
(7)	Includes 13,125 nonqualified stock options granted to Mr. Urbania.
(8)	Includes 4,375 nonqualified stock options granted to Mr. Taylor.
(9)	Includes 221 shares issued to Mr. Handy under an employee stock purchase plan.
(10)	Includes 42,875 nonqualified stock options granted to executive officers as a group.
(11)

The information with respect to this beneficial owner is according to such beneficial owner’s filings with the SEC. According to these filings, these shares were not acquired for the purpose of or having the effect of changing or influencing control of the company nor in connection with or as a participant in any transaction having such purpose or effect.

(12)	The address for Trafelet & Company, LLC is 900 Third Avenue, 5th Floor, New York, New York 10022.
(13)

According to a Schedule 13G filed jointly on February 14, 2007 by Trafelet & Company, LLC and Remy W. Trafelet, each such reporting person has shared voting and dispositive power with respect to such shares.

(14)	The address for Steinberg Asset Management, LLC is 12 East 49th Street, Suite 1202, New York, New York 10017.
(15)

According to a Schedule 13G filed on February 9, 2007 by Steinberg Asset Management, LLC, such reporting person has sole dispositive power with respect to such shares and sole voting power with respect to 1,966,370 of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such reports received by us with respect to transactions during the fiscal year ended December 24, 2006 or written representations from certain reporting persons, we believe that our directors, executive officers and persons who own more than 10% of our equity securities have complied with all applicable filing requirements for the fiscal year ended December 24, 2006, except that Messrs. Jungers and Handy each filed one Form 4 after the applicable filing deadline and that Mr. Mineta did not file a Form 3 upon his appointment to the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Company’s Compensation Program

The Compensation Committee of the Board (“the Compensation Committee”) oversees the Company’s executive compensation plans and general compensation and employee benefit plans, including incentive and equity-based plans. Information concerning the Compensation Committee, the scope of its authority and responsibilities, and its processes and procedures are described in the “Compensation Committee” section of the corporate governance discussion on page 7.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended December 24, 2006, as well as the other individuals included in the Summary Compensation Table on page 27, are referred to in this proxy statement as the “Named Executive Officers.” This proxy statement also refers to “Section 162(m) Executives”, which are those employees of the Company and its subsidiaries who have been determined to be subject to Section 162(m) of the Internal Revenue Code and/or Section 16(b) of the Securities Exchange Act and include the Named Executive Officers.

Compensation Philosophy and Objectives

The Company competes in a competitive industry which places a premium on having talented and highly focused executives, and where being successful creates executive retention risks. As a result, the Company’s compensation program for the Named Executive Officers is specifically designed to attract, retain, motivate and appropriately reward talented executives who can contribute significantly to the Company’s financial growth and success, and thereby build value for our stockholders over the long term. This philosophy is based on the following goals:

•	To offer a total compensation package to the Company’s Named Executive Officers that is competitive in the marketplace for executive talent;

•

To motivate the Company’s Named Executive Officers to achieve the Company’s business objectives by providing incentive compensation awards that take into account the Company’s overall performance and that measure performance against those business objectives; and

•

To provide equity-based, long-term compensation arrangements that create meaningful incentives for the Named Executive Officers to maximize the future performance of the Company, align their interests with those of the Company’s stockholders, and to remain with the Company.

To achieve these objectives, the Compensation Committee has developed certain processes for setting Named Executive Officer compensation and has constructed an overall compensation program that consists of a number of elements, as described below.

Setting Executive Compensation

General Processes

The Compensation Committee utilizes specific processes to establish executive compensation programs and set compensation levels under those programs. First, the Compensation Committee considers Board-approved Company performance measures as the bases for determining annual cash incentive compensation. As discussed in greater detail below, annual cash incentive compensation is linked to attainment of target performance measures such as EBITDA (a non-GAAP financial measure defined as net income plus net interest expense, income taxes, depreciation and amortization) and earnings per share. The Compensation Committee makes the final determinations as to what measures should be used and the performance targets that must be attained for the Named Executive Officers to earn certain levels of compensation.

Second, the Compensation Committee assesses individual executive performance based on quantitative and qualitative measures. Individual performance is also evaluated within the context of the Company’s overall performance. This is done in consultation with the Chief Executive Officer and includes performance comparisons against measures of financial performance, such as EBITDA and earnings per share, as well as attainment of specific strategic initiatives. The performance of the Chief Executive Officer is evaluated by the Compensation Committee and discussed with the Board.

Third, the Compensation Committee annually reviews and benchmarks the total compensation program for the Named Executive Officers against relevant market data. This benchmarking process is performed with the assistance of Mercer and involves a comparison of various components of total compensation against a peer group of publicly traded companies (the “Peer Group”) which are in the Marine/Ocean Transportation, Oil & Gas Transportation, or Road & Rail industries. The Peer Group companies are selected based on their similarities to the Company in revenue, earnings and capital structure. The Compensation Committee believes that the Peer Group companies compete with the Company for executive talent and for stockholder investment. The Peer Group is reviewed periodically by the Compensation Committee, with input from Named Executive Officers, including the Chief Executive Officer and the Chief Financial Officer, and is updated as necessary. The companies currently comprising the Peer Group are:

• Alexander & Baldwin, Inc. • Crowley Maritime Corp. • Kirby Corp. • American Commercial Lines • OMI Corp. • General Maritime Corp. • Werner Enterprises, Inc. • Arkansas Best Corp.

•     Kansas City Southern

•     U.S. Xpress Enterprises

•     SAIA, Inc.

•     Old Dominion Freight Line

•     Quality Distribution, Inc.

•     Knight Transportation, Inc.

•     Universal Truckload Services

•     Heartland Express, Inc.

The Compensation Committee believes that the most direct competitors for executive talent are not necessarily the same as those companies used to compare total stockholder value. As a result, the Peer Group will not correspond directly to the companies included in the indices shown in the Performance Graph on page 38.

The Compensation Committee compares its executive compensation programs as a whole to those maintained by the members of the Peer Group to determine whether the Company’s programs are reasonable in the aggregate. In addition, the Compensation Committee compares the pay of its individual Named Executive Officers with that of executives of the Peer Group companies who hold functionally comparable positions. Furthermore, Mercer prepares and the Compensation Committee reviews a broader analysis of compensation data for transportation companies for purposes of evaluating the overall competitiveness of the Company’s executive compensation arrangements.

Allocating Between Different Types of Compensation

The Compensation Committee believes that executive compensation should include a mix of different types of compensation and takes this into account when structuring the total compensation for each Named Executive Officer. The allocation between different types of compensation is not made on the basis of any predetermined formula. Instead, the Compensation Committee uses a flexible approach so that it may reward recent performance and create incentives for long-term enhancements in stockholder value. For example, the Compensation Committee allocates a portion of each Named Executive Officer’s total compensation to an annual variable compensation program that links the amount of pay directly to Company and individual executive performance for the year. This is achieved through the Company’s annual cash incentive plan, which is further described below. In setting the amounts potentially payable under the annual cash incentive plan, the Compensation Committee takes into account other annual cash compensation payable to each Named Executive Officer and how that compensation compares to the amount of annual cash compensation paid by companies in the Peer Group. The Compensation Committee will generally set total annual cash compensation at the 50th percentile of the Peer Group for performance that meets the Company’s annual business objectives and between the 50th and 75th percentile of the Peer Group for performance that substantially exceeds annual business objectives. In addition, the annual cash compensation of the Named Executive Officers is more heavily weighted to variable, performance-based pay as compared to the annual cash compensation of our other employees.

The Compensation Committee also seeks to allocate a portion of total compensation to long-term, equity-based compensation programs. These programs are designed to motivate the creation of long-term stockholder value and simultaneously enhance executive retention. The Compensation Committee typically uses stock options because this form of equity compensation provides the executive with value only if the price of the Company stock when the option is exercised exceeds the option’s exercise price. This provides an incentive to increase stock price over the term of the option. In order to enhance retention goals and provide balance with stock options, the Compensation Committee will also consider grants of restricted stock. The Compensation Committee anticipates that long-term, equity based compensation will constitute a larger percentage of each Named Executive Officer’s total compensation in future years as the Compensation Committee has additional opportunity to structure targeted awards of this type.

Role of Executive Officers in Compensation Decisions

Compensation decisions for the Named Executive Officers and the other Section 162(m) Executives are made by the Compensation Committee. Decisions regarding non-equity compensation of employees who are not Named Executive Officers or Section 162(m) Executives are made by the Company’s Chief Executive Officer in consultation with the Chief Financial Officer and Executive Vice President. The Chief Executive Officer in consultation with the Chief Financial Officer and Executive Vice President annually reviews the performance of each Section 162(m) Executive (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and provides recommendations to the Compensation Committee based on these reviews with respect to salary adjustments and annual award amounts. The Compensation Committee may exercise discretion to modify any recommended salary adjustment or award as it deems appropriate under the circumstances.

2006 Executive Compensation Components

For the 2006 fiscal year, the principal components of compensation for the Named Executive Officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

In addition, employment agreements with three of the Company’s Named Executive Officers provide for certain potential payments upon termination of employment for a variety of reasons, as well as certain payments and benefits during the executive’s employment. Each of the elements of the executive compensation program is discussed in the following paragraphs.

Base Salary

Base salaries are designed to reward the Named Executive Officers for annual performance and to recognize their individual responsibilities and contributions. Base salaries are annually reviewed by the Compensation Committee and are adjusted based on a number of relevant factors. During its review of base salaries, the Compensation Committee primarily considers the following:

•	relevant market data developed in connection with the benchmarking process described above;

•	the executive’s role and responsibilities; and

•	individual performance of the executive.

Salary levels are typically reviewed at the beginning of each year and are adjusted effective March 1st. Of the factors described above, primary consideration is given to relevant market data in setting base salaries because the Compensation Committee believes that base compensation for executives should be close to the 50th percentile of the peer group and that upside potential in total compensation is achieved through the Company’s performance-based and long-term incentive compensation programs. Factors, other than those listed above, that may cause the Compensation Committee to deviate from the benchmarking salary data include an executive’s experience in a particular role, retention concerns, and the Compensation Committee’s judgment based on an executive’s leadership qualities, career with the Company, and long-term potential to enhance stockholder value. The Compensation Committee occasionally will consider base salary adjustments at other times during the year, such as if an executive’s primary role and responsibilities change during the year.

In setting base salaries for 2006, the Compensation Committee utilized market compensation data compiled by Deloitte Consulting. The data included base salaries and total direct compensation for the named executive officers at a peer group of companies. This peer group for 2006 consisted of the following eleven companies: Alexander & Baldwin, Arkansas Best Corporation, Crowley Maritime, General Maritime Corporation, Kansas

City Southern, Kirby Corporation, Maritrans, Inc., OMI Corporation, Overseas Shipholding Group, Inc., SCS Transportation, Inc., and YRC Worldwide, Inc. Utilizing this data as a base for comparative purposes, the Compensation Committee reviewed and considered recommendations from the Chief Executive Officer. The Compensation Committee also considered overall Company performance and individual performance, as measured against pre-determined goals and objectives for the year. Based on this review, the Compensation Committee approved and recommended to the Board base salary adjustments for each of the Named Executive Officers. The Compensation Committee presently utilizes market compensation data for the Peer Group described on page 19 to review and benchmark the total compensation program for the Named Executive Officers.

Annual Cash Incentive Compensation

The Company’s annual cash incentive plan is designed to provide an incentive for employees to achieve and surpass targeted performance goals. All of the Company’s regular full-time, non-union salaried employees, including the Named Executive Officers, participate in this plan. The annual bonus amount for each participant is based on one or more Company-wide performance measures and a personal performance measure. The cash bonuses payable under the program are determined as a percentage of a participant’s annual base salary.

Each year, the Compensation Committee considers how the Company performance measures should be structured to ensure that the amount of the cash incentive potentially payable under the plan is properly aligned with the Company’s business objectives and strategic initiatives. The Compensation Committee has determined that EBIDTA and earnings per share are the two primary financial measures that should be used to measure Company performance with regard to the annual cash incentive compensation plan. EBITDA and earnings per share were selected because those are the same financial measures that are used by management in making day-to-day operating decisions and by which the Board evaluates Company performance. EBITDA is a primary measurement in determining covenant compliance within the Company’s senior credit facility. The Board has used earnings per share to evaluate Company performance since our initial public offering. The Compensation Committee normally establishes the target level for performance-based cash incentive compensation based on the Company’s internal budget targets, which are reviewed and approved by the Board. The factors that the Compensation Committee considers in establishing the performance target include the aggressiveness of the budget target, the revenue and earnings growth included in the budget target as compared to the prior year, and any significant strategic initiatives that may impact the budget target. This is usually done through discussions with the Company’s senior executives and with the Board. Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company based on the performance measures that it established for that year and approves the funding level of the cash incentive plan. The Compensation Committee then reviews and evaluates the individual performance of the Named Executive Officers and the Section 162(m) Executives in consultation with the Chief Executive Officer of the Company. The performance of the Chief Executive Officer is reviewed and discussed by the Compensation Committee without the Chief Executive Officer present. After considering subjective measures of individual performance, the Compensation Committee then approves the cash incentive award payments to each Named Executive Officer and other Section 162(m) Executives.

The 2006 cash incentive plan’s Company-wide performance measures were EBITDA and earnings per share. The Compensation Committee established the target performance levels for 2006 based on the Company’s internal budget targets, which were reviewed by both the Compensation Committee and the Board. Minimum and maximum performance targets were similarly established based on Company budget targets. The 2006 plan funding was based on base salaries for all eligible employees as of December 1, 2006. The level of total funding for the plan for 2006 was determined as follows:

•	no funding unless minimum threshold performance levels were met;

•	funding of at least 50% but less than 100% of the target award opportunity if minimum threshold performance levels were obtained but target levels were not achieved;

•	funding of at least 100% but less than 120% of the target award opportunity if target performance levels were achieved or exceeded; and

•	funding of 120% of the target award opportunity if the Company achieved or exceeded maximum performance levels.

The 2006 target award opportunities and actual payments for the Named Executive Officers, expressed as a percentage of annual base salary were as follows:

Award %	Charles G. Raymond	M. Mark Urbania	John W. Handy	John V. Keenan	Brian W. Taylor
Target	95%	70%	75%	60%	60%
Actual	126%	81%	75%	69%	60%

Mr. Raymond’s above-target award reflects the achievement of specified Company goals, Company performance during its first full year as a public reporting entity, substantial creation of stockholder value, his achievement of financial and strategic objectives, and his total cash compensation as compared to the Peer Group. Mr. Urbania’s and Mr. Keenan’s above-target awards similarly reflect their achievement of specified Company and financial and strategic goals and objectives, which included successful initial implementation of the Company’s fleet enhancement initiative, Company performance during its first full year as a public reporting entity and each of their total cash compensation as compared to the Peer Group. Mr. Handy’s actual bonus under the plan was prorated to reflect his employment with the Company for only a portion of 2006.

The amounts paid to the Named Executive Officers under the 2006 cash incentive plan are reflected in the Summary Compensation Table on page 27, under the column entitled “Non-Equity Incentive Plan Compensation.”

Long-Term Equity Incentive Compensation

Consistent with the Company’s compensation philosophy, long-term equity incentives are an important component of each Named Executive Officer’s total compensation package. The Compensation Committee’s objective is to provide the Named Executive Officers with long-term incentive award opportunities that are consistent with the types and levels of awards granted by companies in the Peer Group.

The Company has generally awarded stock options to the Named Executive Officers and other key management employees. The Company has also awarded restricted stock to Named Executive Officers and other key management employees. These stock option and restricted stock awards are designed to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives and key management employees; and

•	maintain competitive levels of total compensation.

The Compensation Committee determines stock option and restricted stock award levels based on consideration of a number of factors, including discussions with the Chief Executive Officer and other Company executives, job positions within the Company, and Peer Group market data. Stock option and restricted stock awards are typically approved and granted in the second quarter of the fiscal year. However, newly appointed or promoted executives or management personnel may receive an additional stock grant at other times during the year.

Grants are generally awarded during the second quarter of the fiscal year in order to coincide with the timing of annual reviews and compensation determinations, and because the Company’s fiscal year-end results are announced prior to this time. Options and restricted stock are awarded under the Company’s amended and restated Equity Incentive Plan, which requires that the option exercise price be based on The New York Stock Exchange closing market price of Company common stock on the date the option is granted. The Compensation Committee does not grant options with an exercise price that is less than the closing price of the Company’s common stock on the grant date or grant options which are priced on a date other than the grant date unless for some reason the grant date is not a trading date, in which case the next trading date’s closing price is used.

The Compensation Committee approved and granted stock options to executives and key management personnel in April 2006, and approved an additional grant to certain newly appointed or promoted employees in

July 2006. All options granted by the Compensation Committee in 2006 will become vested if the recipient continues in employment for three years after the date of grant and have a ten-year option term. Recipients who retire from the Company after attaining age 59 1/2 are entitled to proportionate vesting. The Compensation Committee considered the following factors in establishing the 2006 stock option grants for the Named Executive Officers: recommendations made by the Chief Executive Officer, the recipient’s band level within the Company’s overall workforce, prior equity compensation awards, and the value of the stock option award as a percentage of the recipient’s total compensation. Benchmarking data provided by Deloitte Consulting, as engaged by Castle Harlan, was also considered in setting the award levels for the Named Executive Officers.

Retirement and Other Benefits

The Company maintains a tax-qualified Section 401(k) savings plan for all of its non-union employees, including the Named Executive Officers. The plan provides a Company matching contribution equal to 100% of an employee’s contributions, up to a maximum contribution of 6% of the employee’s annual base salary. All contributions to the Section 401(k) savings plan, including Company matching contributions, are fully-vested upon contribution.

The Company’s other benefit plans primarily include medical and other health care benefits, group life insurance, disability, tuition assistance, and an employee stock purchase plan which allows eligible employees to utilize a percentage of their base salary to purchase Company stock at a 5% discount. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the Named Executive Officers, and determined that they are reasonable and appropriate.

The Company does not maintain any defined benefit pension plans or any nonqualified deferred compensation arrangements.

Perquisites and Other Personal Benefits

The Company provides the Named Executive Officers with certain perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable, reflect competitive practices, have a legitimate business purpose and which are consistent with the compensation program’s objective of attracting and retaining talented executives for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers. These perquisites and other personal benefits consist of:

•	reimbursement of premiums for supplemental term life insurance;

•	reimbursement of country club, airline club and social club dues;

•	reimbursement of annual physical exam expenses;

•	reimbursement of tax and financial planning consultation expenses;

•	reimbursement of home security system costs;

•	an automobile allowance;

•	reimbursement or payment of relocation expenses;

•	reimbursement of spousal travel expenses if warranted for business reasons; and

•	tax equalization and/or tax gross-up payments on certain expenses and benefits listed above.

All of the above perquisites and other personal benefits are only provided if determined to be reasonable by the Company and the Compensation Committee. Additional information concerning the perquisites and other personal benefits provided during 2006 to the Named Executive Officers is contained in the Other Benefits Table on page 28.

Employment Agreements

Mr. Raymond, Mr. Urbania and Mr. Keenan are parties to employment agreements with a subsidiary of the Company. Each of these agreements provides for certain payments and other benefits if the executive’s employment terminates under specified circumstances, as well as certain payments and benefits during the executive’s employment. Each of these employment agreements was initially entered into prior to the formation of the Compensation Committee when the Company was privately held. The Board believed that these employment arrangements were an important part of the Company’s overall executive compensation program at that time because they served as a recruitment and retention device. However, the Compensation Committee has not determined that it is necessary to enter into employment agreements with other executives of the Company at this time. More information concerning these employment agreements is contained in the “Grants of Plan-Based Awards in 2006—Employment Agreements” section on page 30 and in the “Potential Payments Upon Termination” section on page 32.

Other Matters

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of the stockholders, the Compensation Committee approved a stock ownership program that requires certain executive officers, including the Named Executive Officers, to maintain a minimum equity ownership interest in the Company. These stock ownership guidelines apply to each Company executive who is at a vice president level or above. Each executive’s required level of stock ownership is determined based on a multiple of the executive’s annual base salary and is then converted to a fixed number of shares of the Company’s common stock using a 365-day average closing price per share. The base salary multiple varies depending upon the executive’s position. Executives are required to achieve their required ownership level within five years of becoming subject to such guidelines. Once the required ownership level has been achieved, an executive is expected to maintain this minimum level of ownership until such time as the executive is no longer subject to the stock ownership guidelines. An executive ceases to be subject to the stock ownership guidelines when the executive’s employment with the Company terminates or if the executive’s position with the Company changes to a position that is not subject to the stock ownership guidelines. If an executive does not meet or maintain the executive’s required ownership level within the required timeframe, then the executive’s participation in any long-term equity incentive plan may be restricted, at the discretion of the Compensation Committee. The required stock ownership levels for each of the Named Executive Officers are based on the following base salary multiples:

• Charles G. Raymond	5 times base salary
• M. Mark Urbania	3 times base salary
• John W. Handy	3 times base salary
• John V. Keenan	3 times base salary
• Brian W. Taylor	3 times base salary

In 2006, each Named Executive Officers was in compliance with the Company’s stock ownership guidelines.

Tax Implications of Executive Compensation

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the individual executive officers of various payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Company will not necessarily in all circumstances limit executive compensation to the amount which is permitted to be deductible as an expense of the Company under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Francis Jungers, Chairman

Dan A. Colussy

James G. Cameron

William J. Flynn

SUMMARY COMPENSATION TABLE

The following table provides summary information regarding compensation earned by the Named Executive Officers during the year ended December 31, 2006.

Name and Principal Position	Year	Salary	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Charles G. Raymond Chairman, President and Chief Executive Officer	2006	$608,333	$—	$166,288	$775,000	$77,017	$1,626,638

M. Mark Urbania Senior Vice President— Finance and Administration and Chief Financial Officer	2006	318,833	—	73,142	281,750	40,352	714,077

John W. Handy Executive Vice President(1)	2006	316,250	155,972	44,934	237,196	167,788	922,140

John V. Keenan Senior Vice President and Chief Transportation Officer	2006	250,500	—	73,142	173,880	35,035	532,557

Brian W. Taylor Senior Vice President, Sales and Marketing	2006	249,505	—	54,939	152,400	360,234	817,078

(1)	Mr. Handy commenced employment with the Company on February 1, 2006 at an annual base salary of $345,000. His salary for 2006 was prorated to reflect his employment for only a portion of the year.
(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of the 70,000 shares of restricted stock granted in 2006 to Mr. Handy, determined in accordance with Statement of Financial Accounting Standards Number 123, Share-Based Payment, as revised in 2004 (“SFAS 123R”). The amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The fair value is calculated using the closing price of Company common stock on the date the shares of restricted stock were granted. For additional information, refer to note 16 of the Company’s financial statements in the Form 10-K for the year ended December 24, 2006, as filed with the SEC. See the Grants of Plan-Based Awards in 2006 Table on page 29 for additional information concerning the award. This amount reflects the Company’s accounting expense for the award, and does not correspond to the actual value that may be recognized by Mr. Handy.

(3)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the Named Executive Officers in 2006 as well as prior fiscal years, determined in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to note 16 of the Company’s financial statements in the Form 10-K for the year ended December 24, 2006, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to Note 14 of the Company financial statements in the Form 10-K for the year ended December 25, 2005. See the Grants of Plan-Based Awards Table in 2006 on page 29 for information on options granted in 2006. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers. All options awarded to the Named Executive Officers during the 2006 fiscal year were granted on April 7, 2006.

(4)

The amounts shown in this column constitute payments made under the 2006 annual performance-based incentive plan. Awards under the plan were calculated and paid in 2007 but are included in compensation for 2006, the year in which they were earned. See the Grants of Plan-Based Awards Table in 2006 on page 29 for information on the awards granted under this plan in 2006.

(5)	See the All Other Compensation Table and Other Benefits Table below for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation table in the Summary Compensation Table.

Name	Other Benefits(1)	Tax Gross-Up Payments(2)	Payments Relating to Employee Savings Plan(3)	Total
Charles G. Raymond	$44,895	$18,922	$13,200	$77,017
M. Mark Urbania	20,720	6,432	13,200	40,352
John W. Handy	105,555	60,508	1,725	167,788
John V. Keenan	18,998	2,837	13,200	35,035
Brian W. Taylor	177,926	169,108	13,200	360,234

(1)	See the Other Benefits Table below for additional information.
(2)

This column reports amounts reimbursed for the payment of taxes with respect to individual life insurance premiums, country club costs, relocation costs, and a tax equalization adjustment. Mr. Raymond’s tax gross-up payments consisted of $4,152 for life insurance premiums and $14,770 for country club costs; Mr. Urbania’s tax gross-up payments consisted of $6,432 for country club costs; Mr. Handy’s tax gross-up payments consisted of $60,508 for relocation costs; Mr. Keenan’s tax gross-up payments consisted of $2,837 for country club costs; and Mr. Taylor’s tax gross-up payments consisted of $124 for life insurance premiums, $30,013 for country club costs, $80,357 for relocation costs and a $58,614 tax equalization adjustment. See the Other Benefits Table below for the incremental costs associated with providing these benefits.

(3)	This column reports the company matching contributions to the named executive’s section 401(k) savings plan account of up to 6.0% of pay (subject to tax limits).

Other Benefits Table

The following table describes other benefits and the cost to the company of providing them. The total amount of these other benefits is included in the All Other Compensation Table above for each Named Executive Officer.

Name	Country Club(1)	Executive Automobile Allowance	Relocation Costs(2)	Other(3)	Total
Charles G. Raymond	$20,024	$11,000	$—	$13,871	$44,895
M. Mark Urbania	8,720	12,000	—	—	20,720
John W. Handy	—	11,000	93,968	587	105,555
John V. Keenan	4,947	12,000	—	2,051	18,998
Brian W. Taylor	43,470	12,000	114,711	7,745	177,926

(1)	This column reports the total amount reimbursed for monthly country club membership dues and initiation fees.
(2)

This column represents the total amounts paid for assistance on the sale of the Named Executive Officer’s former home, transportation of household goods and automobiles, closing costs on the purchase of the new home, temporary living expenses, and house-hunting expenses.

(3)

This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the Named Executive Officer. These other benefits consist of: (i) financial counseling and tax preparation, (ii) home security system, (iii) automobile insurance, (iv) individual term life insurance premiums, (v) airline and other club dues, (vi) housing allowance, (vii) cost of living adjustment, and (viii) annual executive physical examination.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2006. This information includes (1) the grant date of the award; (2) the estimated payouts under non-equity incentive plan awards, which consist of the potential payout levels under the 2006 annual performance-based incentive plan; (3) the number of shares underlying restricted stock awards; (4) the number of shares underlying stock option awards; (5) the exercise price of the stock option awards, based on closing price of Company common stock on the date of grant and (6) the grant date fair value of each equity award, computed under SFAS 123R.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4)		Grant Date Fair Value of Stock and Option Awards(5)

		Threshold	Target	Maximum
Charles G. Raymond	4/7/2006	$292,125 —	$584,250 —	$876,375 —	— —	— 105,425	$	— 12.54	$	— 294,136

M. Mark Urbania	4/7/2006	122,500 —	245,000 —	367,500 —	— —	— 46,760		— 12.54		— 130,433

John W. Handy	2/1/2006 4/7/2006	129,375 — —	258,750 — —	388,125 — —	— 70,000 —	— — 60,000		— — 12.54		— 879,900 167,400

John V. Keenan	4/7/2006	75,600 —	151,200 —	226,800 —	— —	— 46,750		— 12.54		— 130,433

Brian W. Taylor	4/7/2006	76,200 —	152,400 —	228,600 —	— —	— 46,750		— 12.54		— 130,433

(1)

These columns show the awards granted under the 2006 annual performance-based incentive plan. The performance measures, percentage of base salary for determining award amounts and other criteria for the awards are described in the Compensation Discussion and Analysis beginning on page 18. The amount that was actually earned by each Named Executive Officer is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 27. Amounts are considered earned in 2006 although they were not paid until 2007.

(2)

This column shows the number of shares of restricted stock that were granted to Mr. Handy on February 1, 2006 in connection with his commencement of employment with the Company. The restricted shares will vest on February 1, 2011 if Mr. Handy remains continuously employed with the Company to that date. Mr. Handy has the right to receive dividends with respect to a specified portion of the restricted shares during 2007 through 2010, payable at the same rate and at the same time as dividends are paid by the Company on its authorized and issued shares during that period. Such dividends are held in an interest-bearing escrow account until the restricted stock vests, at which time the accumulated dividends and all credited interest will be paid to Mr. Handy.

(3)

This column shows the number of stock options granted in 2006 to the Named Executive Officers. These options will become 100% vested and exercisable on April 7, 2009, three years after the date of grant.

(4)

This column shows the exercise price (per share) for the stock options granted, which was the closing price of Company common stock on April 7, 2006, the date the Compensation Committee granted the options.

(5)

This column shows the full grant date fair value of the restricted stock under SFAS 123R granted to Mr. Handy, and the full grant date fair value of stock options under SFAS 123R granted to each of the Named Executive Officers in 2006. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For restricted stock, fair value is calculated using the closing price of Company common stock on the grant date of $12.57. For stock options, fair value is calculated using the Black-Scholes option-pricing model which takes into account volatility in the price of our stock, the risk-free interest rate, the estimated life of the award, the closing market price of our stock on the date of grant and the exercise price. The fair value shown for the restricted stock award and stock option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 16 of the Company’s financial statements in the Form 10-K for the year ended December 24, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements. During 2006, Messrs. Raymond, Urbania and Keenan were employed pursuant to employment agreements with Horizon Lines, LLC (“Horizon Lines”), a wholly-owned subsidiary of the Company. Each agreement specifies the Named Executive Officer’s base salary, annual bonus opportunity, benefits during employment and post-termination benefits. The employment agreements also impose on each Named Executive Officer certain obligations following termination of their employment.

Mr. Raymond’s employment agreement has an initial term that ends on July 7, 2007. The term will be automatically extended thereafter for successive one-year terms unless either party provides notice of non-extension at least 30 days prior to the expiration of the original term or an extended term, as applicable. Mr. Raymond’s agreement provided for an initial base salary of $500,000, subject to increase at the discretion of the Compensation Committee, and an annual discretionary bonus with a target value of not less than 55% of the base salary then in effect. For 2006, the Compensation Committee exercised discretion to increase his base salary to $615,000 and set his target award opportunity under the Company’s cash incentive plan equal to 95% of his base salary. The agreement also entitles him to participate in employee benefit plans applicable to the senior officers of Horizon Lines, annual vacation and to receive an annual automobile allowance and automobile insurance (subject to upward adjustments), reimbursement of reasonable travel and other business expenses (including reasonable travel expenses incurred by his spouse while traveling with him for business purposes) and reimbursement for the payment of monthly membership dues for a luncheon club and two country clubs. In addition, Mr. Raymond is entitled to receive an annual physical examination and coverage under a term life insurance policy that provides a death benefit of $850,000 to his beneficiary.

Mr. Urbania’s employment agreement has a term that expired on December 15, 2006 and which was automatically extended for an additional one-year term. The current term will automatically be extended for successive one-year terms unless either party provides notice of non-extension at least 90 days prior to the expiration of any such one-year extension. Mr. Urbania’s agreement provided for an initial base salary of $288,000, subject to increases as determined by the Compensation Committee, and an annual discretionary bonus of between 30% and 102% of his annual base salary. During 2006, the Compensation Committee exercised discretion to increase his base salary to $350,000 and set his target award opportunity under the cash incentive plan at 70%. Mr. Urbania is also entitled to participate in employee benefit plans applicable to the senior officers of Horizon Lines, annual vacation and reimbursement for reasonable travel and other business expenses.

Mr. Keenan’s employment agreement (as amended in 2005) has a term that expired on June 15, 2006 and which was automatically extended for a one-year term. The current term will automatically be extended for successive one-year terms unless either party provides notice of non-extension at least 90 days prior to the expiration of any such one-year extension. Mr. Keenan’s agreement provided for an initial base salary of $243,000, subject to increase as determined by the Compensation Committee, and a discretionary bonus under the Company’s annual cash incentive plan of between 30% and 102% of his base salary. During 2006, the Compensation Committee exercised discretion to increase his base salary to $252,000 and set his target award opportunity under the cash incentive plan at 60%. Mr. Keenan is also entitled to participate in employee benefit plans applicable to the senior officers of Horizon Lines, annual vacation and reimbursement for reasonable travel and other business expenses.

Mr. Raymond’s employment agreement provides for certain payments and benefits if his employment terminates because he dies or becomes disabled, is terminated by Horizon Lines or the Company without cause or by their failure to extend the term of his agreement, or if Mr. Raymond terminates employment for good reason. Mr. Urbania and Mr. Keenan are entitled to certain payments and benefits under their employment agreements only if they are terminated by Horizon Lines or the Company without cause. For additional information concerning these payments and benefits, see Potential Payments Upon Termination beginning on page 32.

Salary and Cash Incentive Awards in Proportion to Total Compensation. As noted in the Compensation Discussion and Analysis beginning on page 18, the Compensation Committee believes that a portion of each Named Executive Officer’s compensation should be in the form of equity awards. The following table sets forth the percentage of each Named Executive Officer’s total compensation that was paid in the form of base salary and cash incentive award under the 2006 performance-based incentive plan. The Compensation Committee anticipates that salary and cash incentive awards will constitute a smaller percentage of each Named Executive Officer’s total compensation in future years as the Compensation Committee has additional opportunity to structure targeted long-term equity-based incentive awards, such as stock options and restricted stock.

Name	Percentage of Total Compensation
Charles G. Raymond	85%
M. Mark Urbania	84%
John W. Handy	60%
John V. Keenan	80%
Brian W. Taylor	49%

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table provides information about the stock options and stock awards held by the Named Executive Officers as of December 24, 2006. This information includes unexercised and unvested stock options, and unvested restricted stock awards. Each equity award is separately shown for each Named Executive Officer. The vesting schedule for each equity award is shown immediately following the table based on the date on which the equity award was granted and based on whether it is a stock option award or a restricted stock award. The market value of restricted stock awards is based on the closing price of Company common stock as of December 22, 2006 (the last market trading date during the Company’s 2006 fiscal year), which was $27.60.

	Option Awards					Stock Awards
Name	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expira- tion Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Charles G. Raymond	9/27/2005 4/7/2006	(a)	— —	124,000 105,425	$10.00 12.54	9/27/2015 4/7/2016		— —	$	— —

M. Mark Urbania	9/27/2005 9/27/2005 4/7/2006	(a) (b)	— 13,125 —	54,800 — 46,750	10.00 10.00 12.54	9/27/2015 9/27/2015 4/7/2016		— — —		— — —

John W. Handy	— 9/27/2005 4/7/2006	(a)	— — —	— 10,000 60,000	— 10.00 12.54	— 9/27/2015 4/7/2016	2/1/2006	70,000 — —		1,932,000 — —

John V. Keenan	9/27/2005 9/27/2005 4/7/2006	(a) (b)	— 13,125 —	54,800 — 46,750	10.00 10.00 12.54	9/27/2015 9/27/2015 4/7/2016		— — —		— — —

Brian W. Taylor	9/27/2005 9/27/2005 4/7/2006	(a) (b)	— 4,375 —	37,800 — 46,750	10.00 10.00 12.54	9/27/2015 9/27/2015 4/7/2016		— — —		— — —

Option Awards Vesting Schedule

Grant Date	Vesting Schedule
9/27/2005(a)	100% vests one year from grant date
9/27/2005(b)	100% vests three years from grant date
4/7/2006	100% vests three years from grant date

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule
2/1/2006	100% vests five years from grant date

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

The following table provides information for the Named Executive Officers regarding stock options that were exercised during fiscal 2006 and shares acquired under stock awards that vested in fiscal 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Charles G. Raymond(1)	22,221	$486,953	—	$—
M. Mark Urbania	—	—	—	—
John W. Handy	—	—	—	—
John V. Keenan	—	—	—	—
Brian W. Taylor	—	—	—	—

(1)

Mr. Raymond exercised 30,626 stock options on November 10, 2006. The stock options had an exercise price of $10.00 and a market price of $25.90 on the date of exercise. Mr. Raymond surrendered 8,405 shares on the date of exercise to the Company to satisfy withholding tax obligations related to the exercise of such options.

POTENTIAL PAYMENTS UPON TERMINATION

Employment Agreements. As explained in the Narrative to the Summary Compensation Table and Plan-Based Award Table on page 30, the Company has entered into employment agreements with Mr. Raymond, Mr. Urbania and Mr. Keenan. The agreements provide for certain payments and other benefits if their employment with the Company (which includes Horizon Lines for purposes of this discussion) is terminated under circumstances described in the agreements. The specific payments and benefits depend on the type of termination event. The standard definitions for the various types of termination events covered under the agreements are described below, although the exact definitions may vary by agreement and by Named Executive Officer.

•

“Resignation for Good Reason” applies only to Mr. Raymond and means a termination that he initiates if the Company, without his consent, fails to continue to employ him in the position of Chief Executive Officer of the Company; there is a material diminution in the nature or scope of his responsibilities, duties or authority; his principal office is relocated by more than 35 miles; the Company fails to make any payment or provide any benefit due under the agreement; a successor to the Company or another party approved in advance by Mr. Raymond fails to assume the agreement in writing; or the Company materially breaches the agreement.

•

“Non-extension of Term by the Executive” means a termination initiated by the Named Executive Officer by providing notice to the Company that the current term of the agreement will not be automatically extended beyond its scheduled end date.

•

“Resignation without Good Reason” means a termination initiated by the Named Executive Officer that is not a (1) Resignation for Good Reason (in the case of Mr. Raymond) or (2) Non-extension of Term by the Executive.

•

“Termination for Cause” means termination of the Named Executive Officer’s employment by the Company due to his failure to substantially perform the duties of his position; his failure to comply with or carry out any lawful and reasonable directive of the Board, the Company or the Chief Executive Officer (in the case of Mr. Urbania and Mr. Keenan); his material breach of the Company’s Code of Business Conduct and Ethics; his conviction, plea of no contest or imposition of unadjudicated probation for any felony other than a traffic violation or purely as a result of his title or position; his unlawful use or possession of illegal drugs; or his commission of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company. The Named Executive Officer must be given advance notice and a specified period to remedy certain of these events before his employment can be terminated for cause.

•

“Termination without Cause” means a termination by the Company of the Named Executive Officer’s employment that is not a (1) Termination for Cause, (2) Non-extension of Term by the Company or (3) Disability Termination or Death Termination.

•

“Non-extension of Term by the Company” means termination initiated by the Company by providing notice to the Named Executive Officer that the current term of the agreement will not be automatically extended beyond its scheduled end date.

•

“Disability Termination” means, in the case of Mr. Raymond, termination of his employment by the Company because of his failure to perform his material duties for a period of at least six months as a result of a mental or physical incapacity. In the case of Mr. Urbania and Mr. Keenan, a Disability Termination occurs when the Company terminates their employment because of a disability for which they are entitled to receive benefits under the Company’s long-term disability plan.

•	“Death Termination” means the automatic termination of the agreement upon the Named Executive Officer’s death.

Each Named Executive Officer is subject to non-competition and non-solicitation restrictions following termination of their employment for any reason. These restrictions apply for 24 months in the case of Mr. Raymond and for 12 months in the case of Mr. Urbania and Mr. Keenan. In addition, Mr. Urbania and Mr. Keenan are entitled to continue coverage under Company-sponsored group health plans following termination of employment (as described below) only if they execute a general waiver and release.

The following tables describe the potential payments and benefits under each employment agreement. The agreements vary as to whether a particular type of termination event entitles the Named Executive Officer to any benefits or payments. None of the Named Executive Officers is entitled to any payments or benefits in connection with a Termination for Cause or Resignation without Good Reason. Only Mr. Raymond is entitled to payments and benefits in connection with a Resignation for Good Reason, Non-extension of Term by the Company, Disability Termination or Death Termination.

Charles G. Raymond

Chairman, Chief Executive Officer

and President

Executive Benefits and Payments Upon Separation(1)	Resignation for Good Reason	Non- extension of Term by the Executive	Resignation without Good Reason	Termination for Cause	Termination without Cause	Non- extension of Term by the Company	Disability Termination	Death Termination
Compensation:
Severance(2)	$1,230,000	$—	$—	$—	$1,230,000	$1,230,000	$307,500	$—
Bonus(3)	1,168,500				1,168,500	1,168,500	584,250	584,250

Benefits & Perquisites:(4)
Health Plan Continuation(5)	18,298	—	—	—	18,298	18,298	18,298	—

Total	$3,001,048	$—	$—	$—	$3,001,048	$3,001,048	$913,592	$584,240

(1)

The amounts shown in this table were computed based on the following assumptions: the termination date is December 24, 2006; Mr. Raymond’s base salary is $615,000; and Mr. Raymond’s target percentage is 95% for purposes of the Company’s 2006 cash incentive plan.

(2)

For Resignation for Good Reason, Termination without Cause or Non-extension of Term by the Company, severance is two times (2x) his base salary at termination and is paid in a single lump within ten days after the termination date. For a Disability Termination, severance is continued payment of base salary for six (6) months following the termination date.

(3)	The bonus amount shown in the event of a Resignation for Good Reason, Termination without Cause or Non-extension of Term by the Company is the sum of the following:

•

An amount equal to the product of (1) the bonus payable under the Company’s annual cash incentive plan for the fiscal year in which his employment terminates based on his target award opportunity and base salary in effect on the date of termination, and (2) a fraction, the numerator of which is the number of months in that fiscal year that precede his termination date and the denominator of which is twelve. This amount is paid on the date on which bonuses are paid to other Company executives for that fiscal year.

•

An amount equal to the product of (1) the bonus payable under the Company’s annual cash incentive plan for the fiscal year in which his employment terminates based on his target award opportunity and base salary in effect on the date of termination, and (2) a fraction, the numerator of which is the number of months in that fiscal year that follow the date of termination and the denominator of which is twelve. This amount is paid on the date on which bonuses are paid to other Company executives for that fiscal year.

•

An amount equal to the bonus paid under Company’s annual cash incentive plan for the fiscal year in which his employment terminates. This amount is paid on the date on which bonuses are paid to other Company executives for the first fiscal year following the fiscal year in which his employment terminated.

•

An amount equal to the product of (1) the bonus paid under Company’s annual cash incentive plan for the fiscal year in which his employment terminates and (2) a fraction, the numerator of which is the difference between twelve and the number of months in the fiscal year after the date of termination and the denominator of which is twelve. This amount is paid on the date on which bonuses are paid to other Company executives for the second fiscal year following the fiscal year in which his employment terminated.

In the event of a Disability Termination or a Death Termination, the bonus amount is equal to the product of (1) the bonus payable under Company’s annual cash incentive plan for the fiscal year in which his employment terminates based on his target award opportunity and base salary in effect on the date of termination, and (2) a fraction, the numerator of which is the number of months in that fiscal year that precede his termination date and the denominator of which is twelve. This amount is paid on the date on which bonuses are paid to other Company executives for that fiscal year.

(4)	No perquisites or benefits are provided to Mr. Raymond following termination of employment except for the specific item listed.
(5)

For two years following termination of employment, Mr. Raymond and any of his dependents may continue to participate in Company-sponsored group health plans in which they were entitled to participate immediately prior to termination, at a cost no greater than that paid by an active employee.

M. Mark Urbania

Senior Vice President—Finance and Administration

and Chief Financial Officer

Executive Benefits and Payments Upon Separation(1)	Resignation for Good Reason	Non- extension of Term by the Executive	Resignation without Good Reason	Termination for Cause	Termination without Cause	Non- extension of Term by the Company	Disability Termination	Death Termination
Compensation:
Severance(2)	$—	$—	$—	$—	$350,000	$—	$—	$—

Benefits & Perquisites:(3)
Health Plan Continuation(4)	—	—	—	—	12,528	—		—

Total	$—	$—	$—	$—	$362,528	$—	$—	$—

John V. Keenan

Senior Vice President and Chief Transportation Officer

Executive Benefits and Payments Upon Separation(1)	Resignation for Good Reason	Non- extension of Term by the Executive	Resignation without Good Reason	Termination for Cause	Termination without Cause	Non- extension of Term by the Company	Disability Termination	Death Termination
Compensation:
Severance(2)	$—	$—	$—	$—	$252,000	$—	$—	$—

Benefits & Perquisites:(3)
Health Plan Continuation(4)	—	—	—	—	12,528	—		—

Total	$—	$—	$—	$—	$264,528	$—	$—	$—

(1)

The amounts shown in the above tables were computed based on the following assumptions: the termination date was December 24, 2006; Mr. Urbania’s base salary was $350,000; and Mr. Keenan’s base salary was $252,000.

(2)

Severance is continuation of annual base salary for one (1) year from the date of termination (or, at the option of the executive officer, from the seven-month anniversary of the date of termination) in the event of a Termination without Cause.

(3)	No perquisites or benefits are provided to Mr. Urbania or Mr. Keenan following termination of employment except for the specific item listed.
(4)

For one (1) year following termination of employment, Mr. Urbania and Mr. Keenan and any of their dependents may continue to participate in Company-sponsored group health plans in which they were entitled to participate immediately prior to termination.

Stock Option Awards. Holders of stock options who retire from the Company after attaining age 59 1/2 are entitled to proportionate vesting. If Mr. Raymond or Mr. Handy had retired on December 24, 2006, the intrinsic value of their unvested stock options that would have vested is $1,254,397 and $282,746, respectively.

Life Insurance Benefit. If Mr. Raymond had died on December 24, 2006, his survivor would have received $850,000 under the supplemental term life insurance policy for which the Company annually reimburses premiums. For a description of the premiums reimbursed and the tax gross-up payments made by the Company with respect to this supplemental term life insurance policy, see the All Other Compensation Table on page      and the Other Benefits Table on page 28.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2006

The Company uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve as non-management directors on the Board. Director compensation is reviewed annually by the Compensation Committee and changes are made to the total director compensation package when the Board determines that such changes are appropriate. The Compensation Committee may from time to time engage independent compensation consultants to evaluate the Company’s director compensation program relative to the same Peer Group of companies that the Compensation Committee considers in setting executive compensation, as described in the Compensation Discussion and Analysis beginning on page 18. During the fiscal year ended December 24, 2006, each non-management director who was not affiliated with Castle Harlan received an annual retainer fee of $40,000. All members of the Board are reimbursed for actual expenses incurred in connection with attendance at Board meetings and committee meetings.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James G. Cameron	$40,000	$—	$—	$—	$—	$—	$40,000
John K. Castle(1)	—	—	—	—	—	—	—
Dan A. Colussy	40,000	—	—	—	—	—	40,000
Ernie L. Danner	40,000	—	—	—	—	—	40,000
James W. Down(2)	—	—	—	—	—	111,500	111,500
William J. Flynn(3)	—	—	—	—	—	—	—
Marcel Fournier(1)	—	—	—	—	—	—	—
Thomas M. Hickey(1)	—	—	—	—	—	—	—
Admiral James L. Holloway III, U.S.N. (Retired)	40,000	—	—	—	—	—	40,000
Francis Jungers	40,000	—	—	—	—	—	40,000
Norman Mineta(4)	—	—	—	—	—	—	—

(1)	Mr. Castle, Mr. Fournier, and Mr. Hickey are affiliated with Castle Harlan and chose to forgo any compensation for services they performed as directors of the Company in 2006.
(2)

Mr. Down joined the Company as a director on November 30, 2006 and did not earn any compensation from the Company as a director during 2006. The amount reported in the All Other Compensation column for Mr. Down are amounts paid for services he performed as an independent consultant to the Company during 2006.

(3)	Mr. Flynn joined the Company as a director on November 30, 2006 and did not earn any compensation from the Company during 2006.
(4)	Mr. Mineta joined the Company as a director in December 2006 and did not earn any compensation from the Company as a director during 2006.

In December 2006, the Compensation Committee retained the services of Mercer to review the Company’s compensation package for non-management directors and to recommend any changes based on their review. Mercer performed a benchmarking analysis based on the same industry Peer Group the Compensation Committee considered in setting executive compensation, as discussed in the Compensation Discussion and Analysis beginning on page 18. Based on the Mercer benchmarking analysis, the Compensation Committee recommended to the Board, and the Board approved, the following changes to its 2007 compensation package for non-management directors:

Pay Element	2007 Amount	2006 Amount
Annual retainer fee	$50,000	$40,000
Annual restricted stock grant	$60,000	—

Total direct compensation(1)	$110,000	$40,000

Additional retainer fee for committee chairs:
Audit Committee	$15,000	—
Compensation Committee	$7,500	—
Nominating & Corporate Governance Committee	$5,000	—
Election restricted stock grant(2)	$120,000	—

(1)	Sum of the annual retainer fee and the annual restricted stock grant.
(2)	This is a one-time restricted stock award to a non-management director in connection with his or her initial election to the Board.

Additionally, stock ownership guidelines have been established for non-management directors. These guidelines will require each director to hold shares of Company stock equal in value to three times their annual retainer. This ownership level must be attained within five years of the director’s election to the Board.

Performance Graph

Total Return Comparison Graph

The below graph compares the cumulative total stockholder return of the public common stock of Horizon Lines, Inc. to the cumulative total returns of the Dow Jones U.S. Industrial Transportation Index and the S&P 500 Index for the Company’s fiscal quarters in which its stock has been publicly traded. Cumulative total returns assume reinvestment of dividends.

* Comparison graph is based upon $100 invested in the given average or index at the close of trading on September 26, 2005 and $100 invested in the Company’s stock by the opening bell on September 27, 2005, as well as the reinvestment of dividends.

	9/27/2005	12/25/2005	3/26/2006	6/25/2006	9/24/2006	12/24/2006
Horizon Lines, Inc.	100.00	125.90	132.50	162.20	159.40	281.50
Dow Jones U.S. Industrial Transportation Index	100.00	118.30	128.37	131.39	117.33	122.52
S&P 500 Index	100.00	104.36	107.18	102.37	108.16	116.05

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this proxy statement, in whole or in part, the Total Return Comparison Graph shall not be deemed incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members and none of our executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions. Charles G. Raymond, our chief executive officer and a member of our Board, participated in deliberations of our board concerning executive officer compensation, other than with respect to himself, prior to the formation of our Compensation Committee in December 2004.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee assists our board of directors in fulfilling its responsibility to oversee (i) the conduct by our management of our financial reporting process, (ii) the integrity of the financial statements and other financial information provided by us to the SEC and the public, (iii) our system of internal accounting and financial controls, including the internal audit function, (iv) our compliance with applicable legal and regulatory requirements, (v) the independent auditors’ qualifications, performance, and independence, and (vi) the annual independent audit of our financial statements. In addition, the Audit Committee is directly and solely responsible (subject to any required stockholder ratifications) for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. Also, the Audit Committee is responsible for preparing the report required by the SEC to be included in this proxy statement. The Audit Committee is currently comprised of four independent directors, each of whom meets the criteria for “independence” under applicable New York Stock Exchange listing standards and the regulations of the SEC and acts under a written charter approved by our Board of Directors and reviewed by the Audit Committee on an annual basis. Our Board of Directors has determined that Mr. Danner is an “Audit Committee Financial Expert” under the requirements of The New York Stock Exchange and the SEC.

The Audit Committee has met and reviewed and discussed our audited financial statements as of and for the fiscal year ended December 24, 2006, with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as meeting with the Company’s independent auditor, Ernst & Young LLP, who are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and issuing their report thereon. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent auditor’s work product.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communicating with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and has discussed their independence with Ernst & Young LLP. The Audit Committee also considered whether Ernst & Young LLP’s non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board of Directors approved, that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 24, 2006, for filing with the SEC.

By the Audit Committee of the Board of Directors of Horizon Lines, Inc.

Ernie L. Danner, Chairman

James G. Cameron

William J. Flynn

Francis Jungers

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Secondary Offerings of Common Stock

On November 15, 2006, the Company filed an automatic shelf registration statement on Form S-3. The shelf registration statement, which became effective upon filing with the SEC, registered for resale (and other dispositions) 2,678,894 outstanding shares of the Company’s common stock. All of these shares were held by Castle Harlan Partners IV, L.P., or CHP IV, and its co-investor Stockwell Fund, L.P. and their respective affiliates and associates (the “existing selling stockholders”). The Company has not received (and will not receive) any proceeds from any resales or other dispositions under this shelf registration statement. The existing selling stockholders priced and sold a registered public secondary offering of 2,355,083 shares of the Company’s common stock pursuant to the shelf registration statement.

In September and June 2006, the Company completed secondary offerings of 5,300,000 shares and 5,750,000 shares, respectively, of its common stock, all of which were sold by stockholders of the Company. In addition, the stockholders of the Company completed the sale of a further 795,000 shares and 862,500 shares, respectively, of common stock to the underwriters of these secondary offerings pursuant to the exercise in full of the underwriters’ option to purchase additional shares. The Company did not receive any proceeds from the sale of stock under these secondary offerings.

Management Agreement

At the closing of the acquisition of the Company by The Castle Harlan Group, which includes CHP IV and certain affiliates and associates of Castle Harlan. the Company, Horizon Lines Holding and Horizon Lines entered into a management agreement with Castle Harlan, pursuant to which Castle Harlan on July 7, 2004 agreed to provide business and organizational strategy, financial and investment management, advisory, merchant and investment banking services to the Company, Horizon Lines Holding and Horizon Lines upon the terms and conditions set forth in the management agreement. As of the date hereof, the Company, Horizon Lines Holding and Horizon Lines have made payments in an aggregate amount of $13.7 million to Castle Harlan, of which $13.2 million (including the special payment of $7.5 million referred to below) was paid pursuant to the management agreement and $0.5 million was paid as a financial advisory fee in connection with the issuance of the 11% senior discount notes.

Under the management agreement, the Company, Horizon Lines Holding and Horizon Lines have agreed to indemnify Castle Harlan from and against all liabilities, costs, charges and expenses related to its performance of its duties under the management agreement, other than those of the foregoing that result from Castle Harlan’s gross negligence or willful misconduct.

As of September 7, 2005, Castle Harlan and the Company, Horizon Lines Holding and Horizon Lines amended the management agreement to provide for the termination of the ongoing management services and related fee provisions specified therein, in consideration for a payment of $7.5 million, which was paid on September 7, 2005. Pursuant to the amended management agreement, the Company, Horizon Lines Holding and Horizon Lines agreed to reimburse the out-of-pocket fees and expenses of Castle Harlan for the services performed by Castle Harlan pursuant to the original agreement before the making of such $7.5 million payment as well as for any services performed by Castle Harlan after the making of such payment. Castle Harlan shall not be required to perform any services after the making of such payment, and no fees shall be payable to Castle Harlan in respect of any such services without the prior approval of the Board of the Company. Castle Harlan continues to be entitled to the benefit of indemnification and related obligations of the Company, Horizon Lines Holding and Horizon Lines under the original management agreement.

Severance Agreements

Mr. Zuckerman has entered into a severance agreement with Horizon Lines dated March 1, 2004. The agreement provides that if he is terminated by Horizon Lines without cause, as defined below, within twenty four

(24) months following a Liquidity Event, as defined below, Horizon Lines will pay him his annual base salary for one year after the termination date, in accordance with its regular payroll practices, and provide him with the continuation of any medical benefits during the severance period, to run concurrently with coverage under the Consolidated Omnibus Budget Reconciliation Act (referred to as COBRA). During the 24-month period following the termination date, Mr. Zuckerman may not directly or indirectly engage in, have an equity interest in, or manage or operate any entity engaging in any containerized shipping business in the Jones Act trade which competes with (i) any business of Horizon Lines, Horizon Lines Holding, their related entities, or their subsidiaries, or (ii) any entity owned by Horizon Lines, Horizon Lines Holding, their related entities, or their subsidiaries, anywhere in the world. Mr. Zuckerman may, however, acquire a passive stock or equity interest in such a business provided that the stock or equity interest acquired is not more than five percent (5%) of the outstanding interest in the business. During this period, he may not recruit or otherwise solicit any employee, customer, subscriber or supplier of Horizon Lines to change its relationship with Horizon Lines or to establish any relationship with him for any competitive purpose. Upon termination of his employment for any reason, Mr. Zuckerman is required not to disclose or disseminate any important, material and confidential proprietary information or trade secrets of the businesses of Horizon Lines.

A “Liquidity Event” is defined as the first occurrence after March 1, 2004 of any of the following: consummation of the sale, transfer or other disposition of the equity securities of Horizon Lines held by its indirect stockholder, Horizon Lines Holding, in exchange for cash such that immediately following such transaction (or transactions), (i) any entity and/or its affiliates, other than Horizon Lines Holding, acquires more than 50% of the outstanding voting securities of Horizon Lines or (ii) Horizon Lines Holding ceases to hold at least 30% of the outstanding voting securities of Horizon Lines and any entity and its affiliates hold more voting securities of Horizon Lines than Horizon Lines Holding.

In general, Horizon Lines will have “Cause” to terminate Mr. Zuckerman’s employment upon the occurrence of any of the following: (i) the determination by the board of directors of Horizon Lines that he failed to substantially perform his duties or comply in any material respect with any reasonable directive of such board, (ii) his conviction, plea of no contest, or plea of nolo contendere of any crime involving moral turpitude, (iii) his use of illegal drugs while performing his duties, or (iv) his commission of any act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against Horizon Lines.

Registration Rights Agreement

All of the Company’s stockholders who acquired their shares prior to our initial public offering, or pre-IPO stockholders, are parties to a registration rights agreement with the Company. The registration rights agreement grants all of the Company’s pre-IPO stockholders the right to “piggyback” on public offerings of equity securities of the Company whenever the Company or its stockholders propose to register any shares of the Company’s common stock (whether for the Company’s own account or for any pre-IPO stockholder who is a party to the registration rights agreement) with the SEC under the Securities Act of 1933, as amended. The registration rights agreement also grants CHP IV and its affiliated funds unlimited “demand” registration rights with respect to the shares of the Company’s Common Stock held by them. In addition, the registration rights agreement imposes “lock-up” periods on the Company’s pre-IPO stockholders requiring that they refrain from selling any equity securities of the Company for designated periods both before and after any public offering of equity securities of the Company.

Additional Transactions

The Company and its subsidiaries have entered into transactions with certain of their directors, officers and stockholders, including transactions in connection with the initial capitalization and the acquisition of the Company, the repayment of the 13% promissory notes issued in connection with the acquisition of the Company by The Castle Harlan Group, the Company’s repurchase of its Series A preferred stock and the Company’s issuance and sale of shares of its Common Stock and/or Series A preferred stock.

In addition, from time to time, the Company and its subsidiaries may provide shipping and logistics services for portfolio companies or affiliates of The Castle Harlan Group. Such activities are immaterial to their operations and revenues and are performed on an arms-length basis.

Procedure for Review of Related Party Transactions

We have adopted the Horizon Lines Code of Business Conduct and Ethics, which specifically addresses conflicts of interest. See “Corporate Governance Guidelines and Code of Ethics”.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Our corporate governance guidelines, as in effect from time-to-time, may be found on our web site, http://www. horizonlines.com. Our corporate governance guidelines are also available in print to any stockholder upon written request directed to our Secretary at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. Our Board intends to review its corporate governance principles, committee charters and other aspects of governance annually or more often if necessary to remain current in all aspects of corporate governance.

We have adopted the Horizon Lines Code of Business Conduct and Ethics, or the Code of Ethics, which is applicable to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior financial officers performing similar functions. The Code of Ethics satisfies all of the requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act. The Code of Ethics also satisfies the listing standards established by The New York Stock Exchange. The Code of Ethics is posted on our website under Corporate Governance at http://www.horizonlines.com. We will furnish a print copy of the Code of Ethics to any stockholder or interested person, without charge, upon written request directed to our Secretary at our principal executive offices.

Waivers of provisions of the Code of Ethics that are granted to any of our directors or executive officers may only be made by our Board or by a committee designated by our Board. Any waiver that is granted to any director or executive officer will be publicly disclosed as required by The New York Stock Exchange and applicable laws, rules and regulations.

SUBMISSION OF STOCKHOLDER PROPOSALS

We currently expect to hold our 2008 Annual Meeting of Stockholders in June 2008. Any stockholder wishing to nominate a candidate for director or to propose any other business at the 2008 Annual Meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our Secretary, Robert S. Zuckerman, at our principal executive offices, 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211. To be timely, notice shall be delivered to our Secretary before January 24, 2008 (the date that is 90 days before the anniversary of the date hereof), and no earlier than December 25, 2007 (the date that is 120 days before the first anniversary of the date hereof); provided, that, in the event the date of the 2008 Annual Meeting is more than 30 days before or after the anniversary date of the 2007 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2008 Annual Meeting and no later than the later of 90 days before the 2008 Annual Meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Appendix A

CHARTER OF THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

HORIZON LINES, INC.

I. FORMATION OF THE COMMITTEE.

The Board of Directors (the “Board”) of Horizon Lines, Inc., a Delaware corporation (the “Corporation”), has established the Audit Committee of the Board (the “Committee”) pursuant to Section 141 of the Delaware General Corporation Law and the Bylaws of the Corporation.

II. ADOPTION OF THIS CHARTER; EFFECTIVE TIME.

This Charter (this “Charter”) is hereby adopted as the charter of the Committee, and shall become effective as of the listing for trading of shares of any class or series of the Corporation’s capital stock on The New York Stock Exchange, Inc. (“NYSE”). Upon the effectiveness of this Charter, any charter of the Committee heretofore in effect is hereby superseded and replaced in its entirety by this Charter.

III. PURPOSES OF THE COMMITTEE.

1. The primary purpose of the Committee is oversight. The Committee shall assist the Board in fulfilling its responsibility to oversee (a) the conduct by the Corporation’s management of the Corporation’s financial reporting process, (b) the integrity of the financial statements and other financial information provided by the Corporation to the Securities and Exchange Commission (the “SEC”) and the public, (c) the Corporation’s system of internal accounting and financial controls, including the internal audit function, (d) the Corporation’s compliance with applicable legal and regulatory requirements, (e) the independent auditors’ qualifications, performance, and independence, and (f) the annual independent audit of the Corporation’s financial statements.

2. The Committee shall be directly and solely responsible (subject to any required stockholder ratifications) for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation (including, without limitation, the resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm shall report directly to the Committee.

3. The Committee shall also prepare the report as required by the SEC to be included in the Corporation’s annual proxy statement.

IV. COMMITTEE’S OVERSIGHT ROLE.

The Committee’s role is one of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate or are in compliance with generally accepted accounting principles. It is the responsibility of the Corporation’s management to plan and conduct audits and to prepare financial statements, and it is the responsibility of the Corporation’s independent auditors to audit those financial statements. The Corporation’s management, including the internal audit function, and the independent auditors have more knowledge and detailed information about the Corporation than do members of the Committee. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or social assurance as to the Corporation’s financial statements, or any professional certification as to the independent auditors’ work, including with respect to auditor independence. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom the Committee receives information and the accuracy of such information, including representations by management and the independent auditors regarding non-audit services provided by the independent auditors.

V. COMPOSITION OF THE COMMITTEE.

1. The size of the Committee shall be three directors, or such greater number as may be determined from time to time by the Board, based on the recommendations of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

2. In order to qualify for election as a member of the Committee (and to qualify to continue to serve as a member of the Committee), a director of the Corporation shall (a) satisfy the applicable requirements therefor as shall be specified in the listed company requirements of the NYSE from time to time; (b) satisfy the requirements applicable to such director as shall be specified in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case amended or supplemented from time to time; (c) not serve on more than two other public company Audit Committees unless the Board determines that such simultaneous service would not impair the ability of the director to serve effectively as a member of the Committee; and (d) satisfy any additional requirements therefor that the Board shall deem appropriate. In addition, at least one member of the Committee shall be an “Audit Committee financial expert,” as defined by the SEC.

3. Subject to the limitations set forth in Section 2 hereof, the Board shall elect the members of the Committee and may designate one or more directors as alternate members of the Committee to replace any absent or disqualified member at any meeting of the Committee.

4. Each director who is elected to the Committee shall hold office as a member of the Committee until the next annual meeting of the Board and until such director’s successor in such office shall be elected and qualified, until the first to occur of (a) such director’s death, resignation, retirement, disqualification or removal from such office or (b) such director’s prior resignation, retirement, disqualification, or removal as a member of the Board.

5. Any vacancy on the Committee shall be filled by majority vote of the Board, subject to the limitations set forth in Section 2 hereof, and no member of the Committee shall be removed except by majority vote of the Board, in each case based on the recommendation of the Nominating Committee.

6. A director who is a member of the Committee shall promptly notify the Chairperson of the Board (if any), the Chairperson of the Committee (if any), the Chairperson of the Nominating Committee (if any), and the Secretary of the Corporation (if any) in the event that such director should cease to satisfy the requirements referred to in this Article V for service on the Committee.

VI. MEETINGS AND PROCEDURES OF THE COMMITTEE.

1. The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than quarterly. The Committee may establish its own meeting schedule, which it will provide to the Board in advance to the extent practicable.

2. In order to carry out its duties and responsibilities, the Committee may request, in its discretion, any director (whether or not a member of the Committee), officer or employee of the Corporation, independent auditor, or such other person as it deems appropriate to (a) attend a meeting of the Committee, (b) meet with any members of the Committee, or any legal counsel or outside advisers to the Committee, or any consultants or experts retained by the Committee, or (c) provide pertinent information as necessary.

3. The Chairperson of the Committee shall be designated by the Board; provided, that if the Board does not so designate a Chairperson, the members of the Committee, by a majority vote of the members of the Committee present at a meeting of the Committee at which a quorum is present, may designate a Chairperson; and provided, further, that the Chairperson of the Committee and a majority of the members of the Committee in office shall be United States citizens. Meetings of the Committee may be called by either (i) the Chairperson of the Committee or (ii) any two or more members of the Committee. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee, and supervising the conduct of such meetings.

4. A majority of all of the members of the Committee then in office shall constitute a quorum of the Committee for the transaction of business, provided that no more than a minority of the number of members of the Committee necessary to constitute a quorum shall be other than citizens of the United States. The vote of a majority of all the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

5. Unless otherwise restricted by the Certificate of Incorporation or Bylaws of the Corporation, members of the Committee may participate in a meeting of the Committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

6. Unless otherwise restricted by applicable law, the Certificate of Incorporation or Bylaws of the Corporation, or this Charter, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing. Such one or more writings shall be filed with the minutes of the meetings of the Committee.

7. Failure to satisfy any pre-meeting notification or agenda requirements shall not invalidate an otherwise duly held meeting of the Committee.

8. The Committee shall have the authority to establish its own rules and procedures consistent with the Corporation’s Certificate of Incorporation and Bylaws for notice and conduct of its meetings (and the conduct of any of its other activities), should the Committee, in its discretion, deem it desirable to do so.

9. The Committee shall keep regular minutes of its meetings which it shall distribute to each member of the Committee, members of the Board who are not members of the Committee, and the Secretary of the Corporation.

10. The Committee shall report regularly to the Board and shall also report to the Board whenever it shall be requested, or required, by the Board to do so.

VII. COMMITTEE ACTIVITIES.

The following shall be activities of the Committee in carrying out its purposes. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1. Appoint the independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries for the coming year; approve the engagement fees and terms; and recommend ratification of that appointment by the stockholders.

2. Pre-approve all audit and non-audit services to be provided by the independent auditors to the Corporation in accordance with the Committee’s policies and procedures, and regularly review (a) the adequacy of the Committee’s policies and procedures for pre-approving the use of the independent auditors for audit and non-audit services with a view to auditor independence; (b) the audit and non-audit services pre-approved in accordance with the Committee’s policies and procedures; and (c) fees paid to the independent auditors for pre-approved audit and non-audit services.

3. Regularly review with the independent auditors (a) the arrangements for and the scope of the independent auditors’ audit of the Corporation’s consolidated financial statements; (b) the results of the audit by the independent auditors of the Corporation’s consolidated financial statements; (c) any audit problems or difficulties encountered by the independent auditors and management’s response; (d) any significant deficiency in the design or the operation of the Corporation’s internal accounting controls identified by the independent auditors and any resulting recommendations; (e) all critical accounting policies and practices used by the Corporation; (f) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures, and the treatment preferred by the independent auditors; and (g) other material written communications between the independent auditors and management. The Committee shall have ultimate authority to resolve any disagreement between management and the independent auditors regarding financial reporting.

4. Review major changes to the Corporation’s auditing and accounting principles and practices based on advice of the independent auditors, the controller, the internal auditor, or management.

5. At least annually, obtain and review a report by the independent auditors describing (a) the firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Corporation, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard Number 1. The Committee shall discuss such report with the independent auditors, which may include issues that impact the independent auditors’ qualifications, performance, or independence.

6. Evaluate, along with the other members of the Board, management, the controller, and the internal auditor, the qualifications, performance, and independence of the independent auditors, including the performance of the lead audit partner.

7. Monitor regular rotation of audit partners by the independent auditors as required by applicable law.

8. The Committee, along with the other members of the Board, shall discuss with management and the independent auditors the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”), including deficiencies in internal controls, fraud, illegal acts, management judgments and estimates, audit adjustments, audit difficulties, and the independent auditors’ judgments about the quality of the Corporation’s accounting and financial control practices.

9. Discuss with the independent auditors and management the Corporation’s interim financial results to be included in each quarterly report on Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Each such review shall include any matters required to be discussed by SAS No. 61, and shall occur prior to the Corporation’s filing of the related Form 10-Q with the SEC.

10. Maintain and periodically review the Corporation’s procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

11. Confer with the controller, the internal auditor, general counsel, management, and the independent auditors as requested by any of them or by the Committee, at least annually, and review their reports with respect to the functioning, quality, and adequacy of programs for compliance with the Corporation’s policies and procedures regarding business ethics, financial controls, internal auditing, and compliance with legal and regulatory requirements, including information regarding violations or probable violations of such policies or requirements.

12. Discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

13. Discuss the Corporation’s policies with respect to risk assessment and risk management.

14. Maintain hiring policies for employees and former employees of the independent auditors.

15. Review the expenses of officers of the Corporation who are also members of the Board and such other officers as it may deem appropriate.

16. Review with the controller and the internal auditor, at least annually, the activities, budget, staffing, and structure of the internal auditing function of the Corporation and its subsidiaries, including their evaluations of the performance of that function and any recommendations with respect to improving the performance of or strengthening of that function. As appropriate, the Committee shall review the reports of any internal auditor on a financial safeguard problem that has not resulted in corrective action or has not otherwise been resolved to the auditor’s satisfaction at any intermediate level of audit management.

17. At least annually, meet separately with management, the internal auditors, and the independent auditors to discuss issues warranting attention by the Committee.

18. Prepare any Committee report or other disclosure required to be included in any report or statement under the rules of the SEC.

19. Take other such actions and do other such things as may be referred to it from time to time by the Board.

VIII. EVALUATION OF THE COMMITTEE AND THIS CHARTER.

1. The Committee shall, on at least an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend to the Board such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, (b) the manner in which such recommendations were discussed or debated, and (c) whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2. The Committee shall deliver to the Board a report, which may be oral, setting the results of each such evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

3. The Board shall have the authority to amend this Charter from time to time provided that at all times this Charter, as amended, shall satisfy the requirements of applicable law as well as the Certificate of Incorporation and Bylaws of the Corporation.

IX. INVESTIGATIONS AND STUDIES; RESOURCES; OUTSIDE ADVISORS.

1. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and shall have the authority to retain, at the Corporation’s expense, and without further approval from the Board, such independent legal counsel, or outside consultants, advisers or experts, as it deems necessary.

2. The Committee shall have the sole authority to retain or terminate the independent auditors described in Article VII of this Charter, including the sole authority to approve the fees and other retention terms of such independent auditors, such fees to be borne by the Corporation.

3. The Corporation shall provide for appropriate funding, as determined by the Committee, for the payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (b) compensation to any independent legal counsel, or outside consultants, advisers or experts, retained by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

4. Any oral or written communications between the Committee and its legal counsel that occur in the course of such counsel providing legal advice or representation to the Committee will be considered privileged, and the Committee will take all necessary steps to preserve the privileged nature of such communications.

* * *

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Appendix B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

HORIZON LINES, INC.

Horizon Lines, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1. The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 12, 2004 and the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on September 21, 2005.

2. Article VI, Section 1 of the Amended and Restated Certificate, as heretofore amended, amended and restated or otherwise modified, is hereby further amended by deleting said Article and Section in its entirety and replacing said Article and Section with the following text:

1. Size of the Board. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, consisting of not less than three or more than thirteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, except as provided for in Section 5(b) of this Article VI.

3. The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of this      day of                     , 2007, by its President and Chief Executive Officer, who hereby affirms and acknowledges, under penalty of perjury, that this Certificate of Amendment is the act and deed of the Corporation, and that the facts stated herein are true.

President and Chief Executive Officer:

Charles G. Raymond

B-2

FORM OF PROXY CARD

HORIZON LINES, INC.

2007 ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Robert S. Zuckerman, Esq. and Michael T. Avara, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Horizon Lines, Inc. held of record by the undersigned on April 6, 2007, at the 2007 Annual Meeting of Stockholders of Horizon Lines, Inc. to be held on June 5, 2007, and at any and all adjournments or postponements thereof. The Board of Directors unanimously recommends a vote in favor of Proposal 1, Proposal 2 and Proposal 3.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

(Continued and to be dated and signed on reverse side)

Please Vote, Sign, Date and
Return Promptly in the	Votes must be indicated
Enclosed Envelope.	(x) in Black or Blue ink.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES “FOR” EACH OF THE FOLLOWING

1.	Proposal to elect four Class II directors to serve for three-year terms or until their successors are duly elected and qualified.

FOR ALL NOMINEES	☐	WITHHELD FOR ALL NOMINEES	☐

Nominees:        Admiral Vern Clark U.S.N. (Ret.), Dan A. Colussy, William J. Flynn,

Francis Jungers

(Instruction: To withhold authority for an individual nominee, write that nominee’s name on the line provided below.)

2.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 23, 2007.

FOR	☐	WITHHELD	☐	ABSTAIN	☐

3.	Proposal to amend our certificate of incorporation to increase the maximum number of directors from eleven to thirteen.

FOR	☐	WITHHELD	☐	ABSTAIN	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Dated:                                                                                                                                                                                                     , 2007

Signature(s) in box

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.